As filed with the Securities and Exchange Commission on February 7, 2001
                                                      Registration No. 333-42960

-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                ------------------------------------------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                ------------------------------------------------


                                 WORLDS.COM INC.
                             (Formerly Worlds Inc.)
                    We are not affiliated with Worldcom Inc.
                 (Name of small business issuer in its charter)


New Jersey                                  7370                      22-1848316
(State or Other Jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)    Identification Number)

1786 Bedford Street                               Thomas Kidrin, CEO
Stamford, Connecticut 06905                       1786 Bedford Street
(203) 409-2100                                    Stamford, Connecticut 06905
(Address and Telephone Number of                  (203) 409-2100
Principal Executive Offices and                   (Name, Address and Telephone
Principal Place of Business)                      Number of Agent For Service)

                ------------------------------------------------

                                   Copies to:
                             David Alan Miller, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                            New York, New York 10016
                            Telephone: (212) 818-8800

Approximate Date of Commencement of Proposed Sale to Public: At the discretion of the selling shareholders.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE


                                                            Proposed              Proposed
Title of Each                           Amount               Maximum              Maximum                Amount
Class of Securities                     to be            Offering Price          Aggregate                 of
to be Registered                      Registered          Per Share(1)         Offering Price       Registration Fee
================================  ==================  ===================== ==================== ======================
Common stock(2)                       1,118,643                  $0.31         $346,779.33                       $86.69

Common stock(3)                         198,245                  $0.31          $61,455.95                       $15.36

Common stock(4)                       1,772,188                  $0.31          $549,378.28                     $137.34

Common stock(5)                      17,964,644                  $0.31        $5,569,039.64                   $1,392.26

Common stock(6)                       1,880,000                  $0.31          $582,800                        $145.70

         Total..................................................................................              $1,777.35(7)




(1) Based upon the closing price of our common stock as reported on the OTC Bulletin Board on January 31, 2001.

(2) Represents shares of common stock to be sold from time to time for the account of certain persons. These shares were issued by us in private placements in March and April 2000.

(3) Represents shares of common stock to be sold from time to time for the account of certain persons and entities. These shares are issuable by us to such persons upon exercise of stock purchase options granted in March 2000 and January 2001. This registration statement also covers the resale of any additional shares which may be issued by virtue of the anti-dilution provisions of the options.

(4) Represents shares of common stock to be sold from time to time for the account of certain persons. These shares were purchased by these persons from a principal shareholder of our company in private transactions in March and April 2000.

(5) Represents shares of common stock to be sold from time to time for the account of certain persons. These shares are issuable upon conversion of outstanding 6% convertible promissory notes that were issued by us in a private placement in January 2001.

(6) Represents shares of common stock to be sold from time to time for the account of certain persons. These shares are issuable by us to such persons upon exercise of warrants issued in our January 2001 private placement. This registration statement also covers the resale of any additional shares which may be issued by virtue of the anti-dilution provisions of the warrants.

(7)  $1,314.62 of this fee has been previously paid.


        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        Subject to Completion, February      , 2001


Prospectus
                                 WORLDS.COM INC.

                        --------------------------------


                        22,883,720 shares of common stock

This prospectus covers the sale from time to time of an aggregate of:

     o 1,118,643 shares of common stock by the persons indicated in this prospectus. All of these shares were issued by us to them in private placements in March and April 2000.

     o 1,772,188 shares of common stock by the persons indicated in this prospectus. All of these shares were sold to them by a principal shareholder of our company in private transactions in March and April 2000.

     o 198,245 shares of common stock by the persons and entities indicated in this prospectus. These are shares that would be issued by us to them upon the exercise of stock purchase options that were granted in March 2000 and in January 2001.

     o 17,964,644 shares of common stock by the persons indicated in this prospectus. These are shares that would be issued by us to them upon conversion of 6% convertible promissory notes that we sold to them in a private placement in January 2001.

     o 1,880,000 shares of common stock by the persons indicated in this prospectus. These are shares that would be issued by us to them upon exercise of warrants that we sold to them in a private placement in January 2001.


     Our common stock is quoted on the OTC Bulletin Board under the symbol "WDDD." On January 31, 2001, the last reported sale price of our common stock was $0.31 per share.

     We will not receive any cash proceeds from the sale of any shares by any person under this prospectus. We will receive proceeds upon the exercise of the aforementioned options and warrants from time to time and will use such proceeds for working capital and general corporate purposes. We will bear all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. Such expenses are estimated to be approximately $50,000.


See "Risk Factors" beginning on page 5 of this prospectus for information that should be considered by prospective investors.

                ------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


              The date of the prospectus is __________ ___, 2001.

                      Where You Can Find More Information

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. These documents are also available at the public reference rooms at the SEC's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.


         We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the SEC. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all of the information included in the registration statement. For further information about us and our common stock, you may refer to the registration statement and its exhibits and schedules. You can review and copy these documents at the public reference facilities maintained by the SEC or on the SEC's website as described above.

         This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement or incorporated in the registration statement by reference.

                               Prospectus Summary

General


         Worlds.com is a 3D entertainment and e-commerce portal which leverages our proprietary technology to offer visitors a network of virtual, multi-user environments which we call "worlds". These worlds are visually engaging online communities where people can come together and, by navigating through the website, shop, interact with others, attend events and be entertained.


         In support of our portal and our overall business strategy, we design and develop software, content and related technology for the creation of interactive, three-dimensional Internet web sites. Using our technology, we create our own Internet sites, as well as sites available through third-party online service providers, such as British Telecommunications, Freeserve, the largest Internet service provider in the United Kingdom, and Time Warner's Road Runner service, one of the two largest cable-modem based Internet service providers in the United States.


January 2001 Private Placement

         In January 2001, we consummated a private placement of units, each unit consisting of a $50,000 principal amount 6% convertible promissory note and a warrant to purchase 50,000 shares of our common stock. We sold 37.6 units at a per-unit price of $50,000 for aggregate proceeds of $1,880,000, of which $1,345,000 was paid in cash and $535,000 was paid by converting certain of our outstanding debt and other obligations. The notes are our unsecured obligations and are due on July 2, 2002, subject to certain mandatory prepayments. The conversion price of the notes and exercise price of the warrants is $0.10465, representing 115% of the average last sale price of a share of common stock as reported by the OTC Bulletin Board for the five consecutive trading days immediately prior to January 2, 2001, the date of the initial closing of the private placement. If the full amount of notes and warrants sold by us in the private placement are converted and exercised pursuant to their respective terms, we would be required to issue an additional 19,844,644 shares of our common stock. This would, after conversion and exercise, represent approximately 51% of our issued and outstanding common stock, assuming no other currently outstanding options and warrants are exercised, and 45% of our issued and outstanding common stock if all such options and warrants are exercised.

         Steven G. Chrust, our chairman of the board, purchased 13.1 units in the private placement, of which $255,000 was invested in cash and $400,000 was invested through the conversion of existing outstanding obligations we owed to Mr. Chrust, including $250,000 pursuant to the terms of a convertible negotiable promissory note evidencing Mr. Chrust's prior loan to us on November 8, 2000. Pursuant to Mr. Chrust's note, all of the unpaid principal amount then due was required to be converted into the securities being sold in our next offering grossing net proceeds of at least $500,000. In addition, Mr. Chrust agreed to forfeit warrants to purchase 375,000 shares of our common stock which were issued to him in connection with the note. Other officers, directors and employees purchased an additional 4.1 units, all of which was invested in cash. Of the 19,844,644 shares of common stock issuable upon conversion of the notes and exercise of the warrants, 6,913,958 shares would be issued to Mr. Chrust and an aggregate of 2,163,911 would be issued to other officers, directors and employees.

Extension of Outstanding Indebtedness

         In November 2000, we had reached agreements in principal to extend the maturity dates of outstanding notes in an aggregate amount of $2,023,771.60, representing principal of $1,635,000 and accrued interest of $388,771.60, which were due and payable in December 2000. We then embarked upon the process of negotiating definitive agreements to finalize the extension of these notes. We executed the last of these agreements on January 12, 2001. We issued new notes in an aggregate principal amount of $1,391,821.60 maturing in January 2002 and gave a credit toward future services to be provided by us in the amount of $631,950 to replace the existing notes. In connection with the extension of these notes, we granted options to purchase an aggregate of 150,000 shares of our common stock.


Corporate Background


         We were formed as a result of the contemporaneous mergers on December 3, 1997 of Worlds Inc., a Delaware corporation formed on April 26, 1994, with and into Worlds Acquisition Corp., a Delaware corporation formed on April 8, 1997, and of Worlds Acquisition Corp. with and into Academic Computer Systems, Inc., a New Jersey corporation formed on May 20, 1968. Academic Computer Systems changed its name to Worlds Inc. after the mergers. In December 1999, we changed our name from "Worlds Inc." to "Worlds.com Inc."

         We are in the process of leasing new office space to locate our principal executive offices in Connecticut. Our mailing address is currently 1786 Bedford Street, Stamford, Connecticut 06905. Our telephone number is (203) 409-2100.

                    Summary Historical Financial Information


         The following sets forth our summary historical financial information for the nine months ended September 30, 2000, years ended December 31, 1999 and 1998, and for the period April 8, 1997 (inception) through December 31, 1997, and of our predecessor for the year ended December 31, 1996 and for the period of January 1, 1997 through December 3, 1997 (the date we acquired our predecessor).

         Data for September 30, 2000 are derived from our unaudited financials of the same date included in this prospectus. Data for the other periods from inception through December 31, 1999 are derived from the audited financial statements included in this prospectus (in which the independent certified public accountants report contained an explanatory paragraph regarding our ability to continue as a going concern). Data for 1997 and 1996 are derived from the audited financial statements previously filed in our reports with the SEC. The following data should be read in conjunction with those financial statements.


Statement of Operations Data


                                                  Worlds.com Inc.                                          Predecessor
                             ---------------------------------------------------------------     ---------------------------------
                               Nine Months
                                  Ended                                         From 4/8/97                        For the Year
                                 9/30/00      Year Ended     Year Ended         (Inception)       For the Period      Ended
                               (Unaudited)     12/31/99       12/31/98          to 12/31/97       Ended 12/3/97     12/31/96
                            -------------   -------------  --------------      ----------------   --------------  --------------
Net revenues                $    918,710    $    507,499    $     29,110              1,420       $     80,720    $  3,784,019
Total cost and expense      $  7,191,134    $  3,746,789    $  3,672,914          6,810,568(b)    $  2,885,088    $ 13,871,984
Operating loss              $ (6,272,424)   $ (3,239,290)   $ (3,643,804)        (6,809,148)      $ (2,804,368)   $(10,087,965)
Other income and
  (expenses)                $    (47,215)   $   (100,210)   $    822,576(a)          (3,099)      $    134,863    $     16,011
Net loss before taxes
 and extraordinary item     $ (6,319,639)   $ (3,339,500)   $ (2,821,228)        (6,812,247)      $ (2,669,505)   $(10,071,954)
Income taxes                $       -0-     $        -0-    $         -0-               -0-       $     (5,000)   $   (115,000)
Net loss before
  extraordinary item        $ (6,319,639)   $ (3,339,500)   $ (2,821,228)        (6,812,247)      $ (2,674,505)   $(10,186,954)
Extraordinary item -
  gain on debt settlement   $       -0-     $        -0-    $    172,547            125,776       $    389,285    $        -0-
Net loss                    $ (6,319,639)   $ (3,339,500)   $ (2,648,681)        (6,686,471)      $ (2,285,220)   $(10,186,954)
Loss per share - before
  extraordinary item
  (basic and diluted)       $      (0.34)   $      (0.19)   $      (0.16)             (0.73)
Loss per share (basic
  and diluted)              $      (0.34)   $      (0.19)   $      (0.15)             (0.72)

Balance Sheet Data
                                September 30, 2000
                                    (Unaudited)     December 31, 1999
                                    ---------------------------------
Working capital.................. $ (3,339,984)        (1,441,900)

Total assets..................... $  3,574,335          4,780,957

Total liabilities................ $  4,887,261          3,803,146

Shareholders' equity............. $ (1,312,296)           977,811


(a) Includes $810,140 gain resulting from reversal of certain predecessor liabilities.

(b) Includes $6,135,538 of acquired research and development costs resulting from the mergers.

                                  Risk Factors

         You should carefully consider the risks described below before making a decision to purchase our common stock. The risks described below are not the only ones we face. Additional risks that are not presently known to us or which we currently believe are immaterial may also impair our business operations. Our business, financial conditions or results of operation could be materially adversely affected by any of these risks.

                          Risks related to our business

If we are unable to raise additional funds in the near future, we will have to diminish or stop our operations.


         Our capital requirements for the development and commercialization of our technology, creation of our 3D sites and our general operations have been and will continue to be significant. Historically, we have been dependent on financings to fund our development and working capital needs. As of December 31, 2000, we had only nominal cash and cash equivalents. We believe that our existing capital resources, after giving effect to our private placement in January 2001, together with cash generated by our operations, will be sufficient to fund our operations through August 2001. Thereafter, we will need to raise additional capital in order to maintain operations. Any future issuance of equity securities to raise capital would dilute the interest of our shareholders. Additionally, if we incur debt, our company will become subject to risks that interest rates may fluctuate and cash flow may be insufficient to pay the principal and interest on any such debt. If financing is not available as we require it, we could be forced to slow down the growth of our business or suspend operations entirely. The opinion of our auditors contains an explanatory paragraph regarding our ability to continue as a going concern.

We have experienced relatively large losses during our development and, without significant increases in the market penetration of our services and improvements to our operating margins, we will not achieve profitability.

         Since inception, we have incurred significant net losses as set forth in the financial information included elsewhere in this memorandum. We anticipate that we will continue to incur significant losses for at least the short-term. We will not achieve profitable operations until we successfully attract and retain a significant number of advertisers to and users of our 3D sites and customers for our other services and generate revenues from these sources that are sufficient to offset the substantial up-front expenditures and operating costs associated with developing and commercializing our services. We may never be able to accomplish these objectives.

It will be difficult for you to evaluate us based on our past performance because we are a relatively new company with a limited operating history.

         We have been engaged in the commercial sale of our 3D Internet-based services for a relatively short period of time and, accordingly, have only limited financial results on which you can evaluate our company and operations. We are subject to, and may not be successful in addressing, the risks typically encountered by new enterprises and companies operating in the rapidly evolving Internet marketplace, including those risks relating to:

         o        the failure to develop brand name recognition and reputation;

         o        the failure to achieve market acceptance of our services;

         o a slow down in general consumer acceptance of the Internet as a vehicle for commerce; and

         o an inability to grow and adapt our business and technology to evolving consumer demand.

We may not be able to successfully compete in our markets, which are characterized by the existence of large competitors and rapidly changing technology.

         Given our relatively limited resources, we may not be able to effectively compete in our target markets. These markets are characterized by intense competition, rapidly changing technology and increasing numbers of new market entrants who have developed or are developing potentially competitive products and services. Our competitors include others enterprises utilizing 3D-based technology for online entertainment and marketing purposes, online and Internet service providers, online shopping malls, online direct music retailers, online music and book sites and traditional music retailers. In addition, the very companies with which we do business, such as the larger Internet service providers and record labels, may determine to create and distribute their own 3D Internet sites.

Our limited resources may restrict our ability to manage any growth we may experience.

         Growth of our business may place a significant strain on our management systems and resources and may require us to implement new operating and financial systems, procedures and controls. Our failure to manage our growth and expansion could adversely affect our business, results of operations and financial condition. Moreover, our present technology backbone may not be adequate to accommodate rapid growth in user demand. Our inability to add additional hardware and software to upgrade our existing technology or network infrastructure to accommodate increased traffic may cause decreased levels of customer service and satisfaction. Failure to implement new systems effectively or within a reasonable period of time could adversely affect our business, results of operations and financial condition.

We are dependent, in part, on the sale of our services to foreign customers, and accordingly, are subject to the risks of doing business internationally.

         We market and provide our service in the United States and internationally. Servicing our foreign clients and marketing our services abroad requires the dedication of significant management and financial resources. Our international operations are, and will be, subject to a variety of risks associated with conducting business internationally, many of which are beyond our control. Operating internationally subjects us to risks relating to the following areas:

         o expenses associated with customizing products for foreign countries;

         o        political and economic instabilities;

         o potentially adverse tax consequences and regulatory requirements;

         o        uncertainty of product acceptance by different cultures;

         o dependence on local partners who may not be able to meet the needs of a growing international market;

         o greater difficulty in accounts receivable collection and longer collection periods;

         o difficulties and costs of staffing and managing foreign operations;

         o unexpected changes in regulatory requirements related to the Internet; and

         o        limited or unfavorable intellectual property protection.

If we are unable to protect our intellectual property rights, competitors may be able to use our technology or trademarks, which could weaken our competitive position.

         We rely on a combination of copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. We also enter into confidentiality or license agreements with our employees, consultants and customers, and control access to and distribution of our software, documentation and other proprietary information. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. Although we have never been involved in any intellectual property litigation, we could become a party to litigation in the future to protect our intellectual property or as a result of alleged infringement of others' intellectual property. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights.

If we lose any of our key personnel or fail to hire and retain other talented employees, our operations could be harmed.

         Our success is dependent, in part, on the personal efforts of Steven Chrust, our chairman of the board, Thomas Kidrin, our chief executive officer, and other key personnel. We have a consulting agreement with Mr. Chrust's consulting company which has a term through April 2002, but this agreement does not require Mr. Chrust to devote any specified amount of time with respect to our company. We do not currently have an employment agreement with Mr. Kidrin, although, we maintain "key-man" insurance on his life in the amount of $1,000,000. The loss of either Mr. Chrust's or Mr. Kidrin's services could have a material adverse effect on our business and prospects. Our success is also dependent upon our ability to hire and retain additional qualified management, marketing, technical, financial, and other personnel. Competition for qualified personnel is intense and we may not be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified management and other personnel would have a material adverse effect on our business and operations.

                          Risks related to the Internet

Our future results depend on continued evolution of the Internet.

         Our future results depend on continued growth in the use of the Internet for information, publication, distribution and commerce. Our growth is also dependent on increasing availability to residential consumers of broadband Internet access which will allow such persons to access higher-capacity content through the Internet. Our business could suffer if Internet usage and broadband availability does not continue to grow and evolve.

         In addition, changes in network infrastructure, transmission and content delivery methods and underlying software platforms, and the emergence of new Internet access, such as television set-top boxes, could dramatically change the structure and competitive dynamic of the market for Internet realtime 3D products. We may not be able to adopt our technology and services for use in connection with other emerging technologies.

The recent downturn in stock prices of Internet companies may continue.

         Stock prices of many Internet companies have fallen drastically over the past several months. With this fall, many investors have grown reluctant to invest in Internet companies until this downturn reverses itself. Other investors have lost confidence in the Internet as a money-making medium and have removed their investments in Internet companies. If investors do not regain confidence in the Internet and this downturn does not change, more and more people may become dissatisfied with Internet companies and choose to invest in other more stable areas of commerce.

We may not be able to economically comply with any new government regulation that may be adopted with respect to the Internet.

         New Internet legislation or regulation, or the application of existing laws and regulations to the Internet and e-commerce could add additional costs and risks to doing business on the Internet. We are subject to regulations applicable to businesses generally and laws or regulations directly applicable to communications over the Internet and access to e-commerce. Although there are currently few laws and regulations directly applicable to e-commerce, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust, taxation and characteristics and quality of products and services.

Legislation regarding privacy of personal information about users may affect our communities.

         We are subject to and must comply with data protection legislation which restricts our ability to collect and exploit users' personal data. Our business is particularly dependent on the existing and future data protection laws in Europe, the United States and in each specific country where we operate. European data protections legislation is drafted in very broad terms, and there are few sources of guidance as to its interpretation. It is difficult to foresee the extent to which its enforcement by relevant authorities will restrict our operations. We believe that a rigid interpretation of data protection legislation could hinder our ability to conduct our business as planned. Our failure to comply with applicable law could subject us to severe legal sanctions which could have a material adverse effect on our business and results of operations. We maintain a privacy policy which is not to disclose individually identifiable information about any user of our products or services to a third party without the user's consent. Despite this policy, however, if third persons were able to penetrate our network security or otherwise misappropriate users' personal information, we could be subject to liability claims.

We face potential liability for the content delivered over our sites.

         While we intend to acquire all licenses and other rights necessary to conduct our business without violating any copyrights, there can be no assurance that we will be able to do so. Due to the nature of our business, we could become involved in litigation regarding the music, video and other content transmitted over our sites which could force us to incur significant legal defense costs, could result in substantial damage awards against us and could otherwise damage our brand name and reputation.

         In addition, because music materials may be downloaded from our sites and may be subsequently distributed to others, claims could be made against us for "pirating" and copyright or trademark infringement. Claims could also be made against us if material deemed inappropriate for viewing by children is accessed or accessible through our sites. While we carry insurance policies, our insurance may not cover these types of claims or may not be otherwise adequate to cover liability that may be imposed. Any partially or completely uninsured claim against us, if successful and of sufficient magnitude, would have a material adverse effect on us.

                       Risks related to our common stock

Possible issuances of our capital stock would cause dilution to our existing shareholders.

         While we currently have approximately 19,204,000 shares of common stock outstanding, we are authorized to issue up to 65,000,000 shares of common stock. Therefore, we will be able to issue a substantial number of additional shares without obtaining shareholder approval. In the event we elect to issue additional shares of common stock in connection with any financing, acquisition or otherwise, current shareholders could find their holdings substantially diluted, which means they will own a smaller percentage of our company.

Certain shareholders control a substantial portion of our outstanding common stock.

         Our executive officers, directors and principal shareholders own a significant portion of the outstanding shares of our common stock. Additionally, Steven Chrust, our chairman of the board, may be issued an additional 6,913,958 shares of our common stock and an aggregate of 2,163,911 additional shares may be issued to various other officers, directors and employees of ours upon conversion of the notes and exercise of the warrants purchased in our private placement in January 2001. Accordingly, these persons, acting together, will be able to influence the election of our directors and thereby influence or direct our policies. Further, a director and two principal shareholders have agreed to vote all of their approximately 4,700,000 shares for the election of Mr. Steven Chrust, our chairman of the board, as a director through April 2002.

No dividends have been paid on our common stock.

         To date, we have not paid any cash dividends on our common stock and we do not expect to declare or pay dividends on the common stock in the foreseeable future. In addition, the payment of cash dividends may be limited or prohibited by the terms of any future loan agreements.

The market price of our common stock is very volatile.

         The price of our common stock historically has been subject to wide price fluctuations. In addition, the daily volume of our shares traded on the OTC Bulletin Board has been relatively small. Therefore, our shareholders may not always be able to sell their shares of common stock at the time they want or at the most advantageous price.

We are subject to "penny stock" regulations which may adversely impact the liquidity and price of our common stock.

         Our common stock is deemed a "penny stock." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information on penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, those persons with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse), the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

         These requirements could reduce the level of trading activity, if any, in the secondary market for our common stock. As a result of the foregoing, our shareholders may find it more difficult to sell their shares.


The exercise or conversion of outstanding options and warrants into common stock will dilute the percentage ownership of our other shareholders. The sale of such common stock or other common stock in the open market could adversely affect the market price of our common stock.

         There are outstanding options and warrants to purchase an aggregate of approximately 6,904,000 shares of our common stock and more options will be granted in the future under our employee benefit plans. In addition, if the full amount of the notes sold by us in our January 2001 private placement are converted pursuant to the terms of the notes, we will be required to issue an additional 17,964,644 shares of common stock.

Substantially all of the shares of common stock issuable upon conversion or exercise of these securities are or will be registered for resale under the Securities Act. The exercise or conversion of outstanding stock options, warrants or other convertible securities will dilute the percentage ownership of our other shareholders. In addition, the majority of our currently outstanding shares of common stock have been registered for sale under the Securities Act, are eligible for sale under an exemption from the registration requirements or are subject to registration rights pursuant to which holders may require us to register such shares in the future. Sales or the expectation of sales of a substantial number of shares of our common stock in the public market, including shares of our common stock issuable upon exercise or conversion of our stock options or warrants, could adversely affect the prevailing market price of our common stock.


               Special note regarding forward-looking statements

         Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements contained in this prospectus that are not statements of historical fact. You can identify these statements by words such as "may," "will," "should," "estimates," "plans," "expects," "believes," "intends" and similar expressions. We cannot guarantee future results, levels of activity, performance or achievements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include those discussed in "Risk Factors" and elsewhere in this prospectus. You are cautioned not to place undue reliance on any forward-looking statements.

               Management's Discussion and Analysis of Financial
                      Condition and Results of Operations

         The following discussion should be read in conjunction with the financial statements and related notes which are included elsewhere in this prospectus.


Corporate Background


         Our predecessor was formed in April 1994 to design, develop and commercialize 3D multi-user tools and technologies for the Internet market. From inception through 1997, our predecessor's operations were limited and consisted primarily of start-up activities, including recruiting personnel, raising capital, custom production work, and research and development. In the first quarter of 1997, our predecessor became insolvent and terminated most of its personnel. We thereafter acquired the enterprise through merger in December 1997.


Overview

         During the fourth quarter of 1998, we completed the development of our Gamma development tool kit. This technology is the foundation of our existing and planned product offerings. In early 1999, we embarked on our strategy to commercialize our technology. We are following an aggressive growth strategy by rapidly exploiting our technology to create 3D chat, entertainment, information and e-commerce sites for our company and for third parties. We seek to establish Worlds.com as a leading producer of 3D portals, web sites and content.

         Revenues

         Historical revenues prior to 1998 were generated by our predecessor primarily through production service activities and sales of technology licenses. Following our strategy, we generate revenues in the following manner:


         o sales of music and sports related products through our e-commerce web sites;

         o        the production of 3D promotion sites for third parties;

         o VIP subscriptions to our Worlds Ultimate 3-D Chat service and services that we provide to third-party Internet service providers, such as Freeserve and Roadrunner;

         o development and operation of 3D chat and entertainment sites for third parties;

         o        on-line advertising revenues; and

         o        e-commerce commissions and fees.

Expenses

         We classify our expenses into two broad groups:

         o        cost of revenues; and

         o        selling, general and administration.

         During the third quarter of 2000, we continued the implementation of our new business plan. Significant expenditures were incurred in connection with:

         o        the commercialization of our Gamma technology;

         o        increasing the number of and maintaining our sites; and

         o developing the infrastructure required to handle and promote rapid growth.

         Software development costs, consisting primarily of salaries and related expenses, incurred prior to establishing technological feasibility are expensed in accordance with Financial Accounting Standards Board (FASB) Statement No. 86. In accordance with FASB 86, we will capitalize software development costs at such time as the technological feasibility of the product has been established. We began capitalizing our software costs in the fourth quarter of 1998 with the commercial release of three products, AnimalHouse.com, BowieWorld and Worlds Ultimate 3D Chat. At December 31, 1999, approximately $1,353,000 of such expenditures had been capitalized. For the nine months ended September 30, 2000, we capitalized $496,000 in software development expenditures.


Results of Our Operations

                Nine Months Ended September 30, 2000 compared to
                      Nine Months Ended September 30, 1999

         For the nine months ended September 30, 1999, revenue was derived primarily from VIP memberships, e-commerce and third-party licensing arrangements. In the nine months ended September 30, 2000 revenues were $918,710 compared to revenues of $241,607 during the nine months ended September 30, 1999, an increase of 280%.

         Selling, general and administrative expenses were $6,851,421 for the nine months ended September 30, 2000 as compared to $2,852,723 for the nine months ended September 30, 1999. This represented an increase of $3,998,698. This increase was attributable to higher costs associated with building a new management team and increasing the number of employees to develop the infrastructure required to handle and promote rapid growth, implementation of our contractual relationships with our strategic partners, increasing the number of and maintaining our new e-commerce sites, implementing an advertising and marketing campaign and legal and professional fees.

         Other income included $83,045 of interest income for the nine months ended September 30, 2000 earned from the remainder of the proceeds of our share offerings as compared to $38,019 for the nine months ended September 30, 1999. Other expenses included interest expense of $130,260 directly attributable to our predecessor's notes payable for the nine months ended September 30, 2000. Interest expense for the nine months ended September 30, 1999 was $102,206.

         As a result of the foregoing we incurred a net loss of $6,319,639 for the nine months ended September 30, 2000, compared to a loss of $2,844,086 for the nine months ended September 30, 1999, an increase of $3,475,553.


      Year Ended December 31, 1999 compared to Year Ended December 31, 1998

         Revenues consisted primarily of e-commerce sales through our website. Further, we started generating advertising revenue in November 1999 through our relationship with Freeserve. We also realized nominal royalty revenues by licensing our technology to third parties. Our fourth quarter revenue growth was significant, with revenues generated during the fourth quarter representing 52% of our total revenue for 1999. Revenue for 1999 was $507,499 and had associated direct costs of $318,553, compared to $29,110 in revenue and $29,279 of direct costs for the same period in 1998.

         Selling, general and administrative expenses were $3,428,236 for the year ended December 31, 1999. This represented an increase of $777,533 from $2,650,703 for the year ended December 31, 1998. This increase was attributable to the higher costs associated with maintaining our new-commerce sites, legal and professional fees, and building a management team to develop the infrastructure required to handle and promote rapid growth.

         We incurred no research and development costs during the year ended December 31, 1999 as compared to $992,932 for the year ended December 31, 1998. This is directly attributable to the fact that since our technology is now technologically feasible, (i.e., it works), all expenses for research and development are now capitalized. For 1999, $1,193,190 of such expenditures were capitalized.

         Other income included $56,945 of interest income for the year ended December 31, 1999 earned from the remainder of the proceeds of our share offerings as compared to $124,006 for the year ended December 31, 1998. Other expenses included interest expense of $157,155 directly attributable to our predecessor's notes payable for the year ended December 31, 1999. Interest expense for the year ended December 31, 1998 was $111,570.

         As a result of the foregoing we incurred a net loss of $3,339,500 for the year ended December 31, 1999, compared to a loss of $2,648,681 for the year ended December 31, 1998, an increase of $690,819. The loss in the 1998 period was after an extraordinary gain of $172,547.

                Year Ended December 31, 1998 compared With Period
            from April 8, 1997 (inception) through December 31, 1997

         Our primary activities during 1998 were signing three contracts to produce content for music related web sites, completing a small financing and attempting a merger for additional financing that was not consummated, completing development of certain products, releasing a new version of Worlds

Chat and developing and operating a web site for the sale of music related merchandise. Our primary activities during the period from April 8, 1997 through December 31, 1997 consisted of the start-up activities of our predecessor and our formation of WAC, negotiation and consummation of the Mergers, administration of post-Merger legal and business matters, the completion of a private placement, and the negotiation and compromise of debts of our predecessor.

         Revenues were nominal at $29,110 during 1998 as compared to $1,420 in 1997, due to almost total lack of sales directly attributable to the fact that its WorldsStore.com web site was not operational until November 1997.

         Selling, general and administrative expenses were $2,650,703 during 1998 as compared to $675,030 in 1997 for this period and consisted largely of overhead, expenses relating to development of our predecessor's web sites and content for the contracts within the music industry, professional fees and other expenses incurred in connection with the Mergers and other transactions, representing an increase of $1,975,673.

         An expense of $6,135,538 was incurred during 1997 for the acquisition of research and development from our predecessor, being the sum of the negative net worth of our predecessor, plus the value of the 1,999,996 shares of our common stock given in exchange for all the outstanding stock of our predecessor at the time of the Mergers. We invested $992,932 during 1998 in research and development for the completion of the development of our Gamma technology.

         We had net interest income during 1998 of $12,436 as compared to net interest expense of $3,099 in 1997, primarily attributable to more earned on the funds raised in financings than accumulated on our predecessor's notes payable.

         We also realized an extraordinary gain of $172,547 during 1998 as compared to $125,776 during 1997, by settling debts of predecessor at less than face value.

         As a result of the above, plus a recorded gain of $810,140 resulting from the reversal of certain items previously recorded as liabilities of our predecessor, our net loss for 1998 (including the extraordinary gain on debt settlement of $172,547) was $2,648,681 as compared to a net loss of $6,686,471 during 1997.

Liquidity and Capital Resources


         At September 30, 2000, we had working capital deficit of $(3,339,984) and cash and cash equivalents in the amount of $715,172. At December 31, 2000, we had only nominal cash and cash equivalents and had a working capital deficit.

         In November 2000, we had reached agreements in principal to extend the maturity dates of outstanding notes in an aggregate amount of $2,023,771.60, representing principal of $1,635,000 and accrued interest of $388,771.60, which were due and payable in December 2000. We then embarked upon the process of negotiating definitive agreements to finalize the extension of these notes. We executed the last of these agreements on January 12, 2001. We issued new notes in an aggregate principal amount of $1,391,821.60 maturing in January 2002 and gave a credit toward future services to be provided by us in the amount of $631,950 to replace the existing notes. In connection with the extension of these notes, we granted options to purchase an aggregate of 150,000 shares of our common stock.

         At September 30, 2000, our total liabilities were $4,887,261 including the current term portion of notes payable of $2,074,994. Giving effect to our renegotiation of certain debt and the private placement in January 2001, at September 30, 2000, our liabilities would have been $5,923,123, including the current term portion of notes payable of $3,954,994.

         In January 2001, we consummated a private placement of units, each unit consisting of a $50,000 principal amount 6% convertible promissory note and a warrant to purchase 50,000 shares of our common stock. We sold 37.6 units at a per-unit price of $50,000 for aggregate proceeds of $1,880,000, of which $1,345,000 was paid in cash and $535,000 was paid by converting certain of our outstanding debt and other obligations. The notes are our unsecured obligations and are due on July 2, 2002, subject to certain mandatory prepayments. The conversion price of the notes and exercise price of the warrants is $0.10465, representing 115% of the average last sale price of a share of common stock as reported by the OTC Bulletin Board for the five consecutive trading days immediately prior to January 2, 2001, the date of the initial closing of the private placement.

         Our capital requirements relating to the commercialization of our technology and the development of our web sites and related content have been and will continue to be significant. Commercialization will require capital resources greater than what we have now currently available to us. During the periods that we experience net losses, we expect to be dependent upon sales of our capital stock and debt securities to finance our working capital requirements.

         Based upon our current plans and assumptions relating to our business plan, we anticipate that our existing capital resources, after giving effect to our private placement in January 2001, together with cash from our operations, will satisfy our capital requirements through August 2001. However, if our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations. Additional capital may be raised in the form of equity or debt financing. Any issuance of equity securities would dilute the interest of our shareholders. Additionally, if we incur debt, we will become subject to risks that interest rates may fluctuate and cash flow may be insufficient to pay the principal and interest on any such debt. While we hope to raise additional financing, we have no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any such financing, particularly the significant amounts of financing that would be required, will be available to us on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on our business, including possibly requiring us to significantly curtail or cease operations. The opinion of our auditors contains an explanatory paragraph regarding our ability to continue as a going concern.

Effect of Recent Accounting Pronouncements

         In March 2000, the FASB issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25"(the "Interpretation"). The Interpretation is intended to clarify certain issues that have arisen in practice since the issuance of APB 25. We

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

adopted the Interpretation on July 1, 2000 and the adoption did not have a significant impact on our results of operations, financial position or cash flows.

                                    Business

General

         Worlds.com is a 3D entertainment and e-commerce portal which leverages our proprietary technology to offer visitors a network of virtual, multi-user environments which we call "worlds". Worlds are visually engaging online environments where people can come together and, by navigating through the website, shop, interact with others, attend events and be entertained.

         In support of our portal and our overall business strategy, we design and develop software, content and related technology for the creation of interactive, three-dimensional Internet web sites. Using our technology, we create our own Internet sites, as well as sites available through third-party online service providers.

         Sites using our technology allow numerous simultaneous visitors to enter, navigate and share interactive "worlds," which are virtual 3D environments featuring multiuser capability, animation, motion and content. Our 3D Internet sites are designed to promote frequent, repeat and prolonged visitation by users by providing them with unique online communities featuring dynamic graphics, highly useful and entertaining information content, and interactive capabilities. We believe that our sites are highly attractive to advertisers because they offer access to demographic-specific user bases comprised of people that visit the site frequently and stay for relatively long periods of time. Our goal is to be a provider of interactive 3D internet sites where entertainment content, interactive chat and e-commerce opportunities meet to provide a market for e-commerce and advertisers.

The Market

         A growing number of people access the Internet as a part of their daily routine. They are embracing the Internet as a point of access for communications, entertainment and shopping. The emergence of broadband delivery capabilities, such as that provided by Road Runner to its customers through cable modems, and other technologies will promote even greater growth in the use of the Internet. Currently, almost all Internet sites are entirely two-dimensional with limited graphic and interactive capabilities because existing technological barriers typically prevent the delivery of high-quality 3D graphics and motion imagery. Typically, in order for sites to provide users with high-quality 3D graphics on the Internet, such users must have very powerful computers and both the user and site provider must have access to high-capacity communications channels for the movement of the large amount of data that must be delivered to provide 3D motion. Our technology, however, circumvents these limitations by delivering a large portion of the necessary software and data through off-line channels, such as CDs and CD-ROMs, with only the interactivity information being transmitted online. This allows almost any home computer with a traditional modem to enjoy our interactive 3D sites.

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



         The Internet has extended the capabilities of traditional media products such as music. By making these products, which were previously used by consumers on a passive basis, interactive, the Internet can broaden and prolong their appeal. The Internet is also creating new opportunities for businesses to reach customers on a cost-efficient, demographic-specific basis. Advertisers are increasingly giving their online advertising business to sites that can provide them with access to user bases comprised of repeat users who tend to stay at the site for meaningful periods of time.

         The Internet is currently a flat, 2D media. However, it can be a robust, immersive, interactive world, with 3D capabilities enhancing the Internet experience as color enhanced the TV experience. We believe that sites that provide users with exciting 3D interactivity via the Internet, a sense of community and attractive online purchasing opportunities will garner user bases that have the characteristics that appeal to users, sponsors and advertisers.

         We have a unique opportunity to exploit our technology to create Internet sites that represent concrete e-commerce revenue generation models because they are unique, fun and helpful to users on a repeat-visitation basis. In turn, these users can be targeted by advertisers on a demographic-specific basis to create meaningful revenue opportunities.

Our Strategy

         Our goal is to become a leading provider of interactive 3D Internet sites where entertainment content, interactive chat and e-commerce opportunities converge to provide communities for users and advertisers. Keys to achieving our goal are:



         Pursuing alliances and cross promotional opportunities. We are pursuing opportunities to provide our 3D Internet technology and content to other companies for their use in connection with the marketing and delivery of their own products and services.

         Creating other services using our interactive 3D technology. In addition to Worlds Ultimate 3D Chat, we seek to create other marketable products and services based on our technology. During late 1998, we completed development of our technology tool kit "Gamma." Gamma is our software platform for the creation and delivery of 3D graphics and multiuser functionality for Internet web sites, such as those we have developed for Freeserve and Road Runner.

         Creating effective offline distribution partnerships with recording artists and their record companies. We regularly seek to enter into alliances with recording artists and their record companies by which we gain access to the excess capacity on their music CDs to distribute our Worlds Ultimate 3D Chat and other software. CDs utilizing such excess capacity in this or a similar manner are commonly referred to as CD+ or enhanced CDs. We believe that the distribution of music on these types of CDs is an attractive alternative to recording artists and their record companies as it creates opportunities for them to expand the sale of their music through differentiation of their CDs, creates a new channel of distribution for the sale of products related to the artists, and aids in the promotion of the artists in general. We have entered into relationships with companies representing David Bowie and the groups Hanson and Aerosmith, and we are currently in negotiations with several major record companies with respect to the distribution of our 3D technology and content.

         Creating brand identity for Worlds.com through strategic partnerships. Public awareness of our site and products is critical to our success. We will build this awareness by building relationships with distribution and content providers. Worlds Ultimate 3D Chat and our other products will be marketed through online and other efforts. Ultimately, we seek to build a reputation as a leader in 3D technology and content for the Internet. Our success in promoting our brand also will depend on our success in providing high-quality products and services and a high-level of customer satisfaction.


         Initially producing interactive multimedia music-related 3d sites. We believe that music readily lends itself to exploitation through web sites utilizing our technology. Music is a universal theme that appeals to all people and accordingly, music-based sites, such as Worlds Ultimate 3D Chat, have the capability of drawing a wide range of users. We also believe that the highly graphic, interactive nature of sites using our technology appeals to users drawn to music-based sites, differentiates such sites from other music-based sites and thereby encourages repeat visitation. Because our technology allows for the creation of multiple worlds accessible from a web site, it allows such sites to segregate users of different tastes and demographics. For example, the various worlds of Worlds Ultimate 3D Chat focus on specific categories of music including:

                                 o alternative;

                                     o jazz;

                                     o rock;

                                     o pop;

                                 o country; and

                                   o hip-hop.


Accordingly, advertisers at Worlds Ultimate 3D Chat are able to place their online advertisements and e-commerce links in specific worlds, thereby focusing their advertising efforts on targeted user groups.

Our Technology

         During 1998, we directed our efforts toward completing development of our Gamma development tool kit. Our development efforts are now focused on adapting the Gamma tool kit to produce three-dimensional portals and web sites for Worlds.com and third parties.

         The Gamma Development Kit, our third generation and newest 3D toolset, was completed in the second half of 1998. We believe that Gamma delivers a considerably faster frame rate for user experiences and, in some cases, a meaningful productivity increase in art production and integration over its previous generation production tools. We have successfully utilized the Gamma tool kit in the development of 3D content for David Bowie's 3D on-line environment, BowieWorld, as well as our Worlds Ultimate 3D Chat. A major part of the Gamma platform was also utilized in the 3D AnimalHouse project which we created for Universal/Hyundai and in our e-commerce site, WorldsStore.com.

         Worlds Gamma technology permits the development of virtual worlds which have broad applications. These applications include but are not limited to: a virtual meeting place (such as a fan club); a 3D e-commerce store (where merchandise can be viewed in 3D and purchased online); and a virtual classroom (where content can be viewed via video streaming and then discussed in real time).


         The Gamma tool kit has substantial elements written in Sun Microsystem's programming language, Java, including the WorldsBrowser and the WorldsShaper so we expect that it can be made portable across Windows, Apple and UNIX/Linux Platforms because of Java's platform independence.


         The Gamma technologies include:

         o WorldsShaper: WorldsShaper is the visual authoring component of the Worlds Gamma platform. It is meant to quickly assemble pieces to create multi-user, shared state, virtual worlds. The WorldsShaper is an advanced compositing 3D building tool that integrates pre-existing or custom content, such as 3D models created in 3D Studio Max, textures or images created in Adobe's Photoshop, or midi or wave sound files, with foundation world architectural geometry and interactive behaviors and actions written in Java. The architectural building blocks for creating 3D worlds, the flexibility and power of integrating professional modeling and imaging tools, and the extensibility via Java make the WorldsShaper a tool well-suited for rapid world creation.

         o WorldsServer: The WorldsServer is the scalable software that we use to control and operate our on-line virtual communities. The WorldsServer manages the registration and authentication of users, the locations of users within the 3D environment, the physical structure of the 3D environment, all information regarding objects that are "shared" by the participants and any of the interactions between the users such as text chat. The WorldsServer suite consists of two primary types of server processes - the UserServer and the RoomServer - which can be combined in a variety of ways for diverse situations. The WorldsGamma platform also integrates an HTTP server for the delivery of other content such as audio and video streaming and secure e-commerce applications.

         o WorldsPlayer: The WorldsPlayer allows users to view and experience the multi-user, interactive Worlds Gamma technology. Any world created with the WorldsShaper will be viewable and navigable with the WorldsPlayer. The WorldsPlayer has a high frame rate for fast, high-quality graphics, an easy-to-use graphic user interface, 2D web browser integration, automatic upgrade capability over the internet and a complete communication tool set including chat, voice-to-voice chat, e-mail and animation.

         o WorldsBrowser : The WorldsBrowser is used to access the 3D environments created with the Worlds Gamma Development Kit. The browser is optimized for speed, delivering relatively fast frame rates per second in highly textured virtual 3D worlds.

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

         o Worlds Gamma Libraries: The Worlds Gamma Libraries are composed of sample worlds, textures, models, avatars, actions, sensors, sounds, motion sequences, and other behaviors.

         Although our proprietary technology is the foundation of our products, we also use the technology of other companies in the creation and delivery of our products. Accordingly, any delay or termination by any of these third-party providers in the provision of their technologies to us could cause a disruption in the commercial distribution of our own products. Further, any material increases in the prices these providers charge us for use of their technologies could force us to increase the prices we charge for our own products or possibly make the creation and distribution of our products no longer economically feasible or desirable. We cannot assure you that any of these companies will continue to provide their technology to us in an efficient and cost-effective manner. An interruption or termination in our access to any necessary third party technologies, and our subsequent inability to make alternative arrangements in a timely manner, if at all, would have a material adverse effect on our business and financial condition.

         The markets for our products are characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles. Accordingly, our ability to compete will be dependent on our ability to enhance and upgrade Worlds Gamma in a timely manner. There can be no assurance that competitors will not develop technologies or products that render our products obsolete or less marketable or that we will be able to successfully enhance our products or develop new products.


The Worlds Portal

         We use our technology to create our own 3D entertainment portal as well as to create, develop and maintain portals for third parties.


         We own a proprietary online 3D Internet chat site known as Worlds Ultimate 3D Chat (www.Worlds.com). Originally launched as Worlds Chat, another proprietary 3D chat site we still operate, it is an upgraded version using our newest technology. The 3D environment was originally created by our predecessor and launched in 1996 to test its technologies and to learn about user behaviors and preferences in 3D environments. Our 3D technology enhances users' chat experiences by allowing users to see a representation of each other in the form of highly textured characters, known as avatars, and to explore a 3D environment together.

         The user moves his or her avatar through these worlds using a mouse or keyboard arrow keys and can:

         o engage other avatars in one-on-one text-based or real voice-to-voice discussions;

         o enter theme-based chat rooms featuring group discussions on numerous music styles, specific recording artists and other topics;

         o        experience interactive advertising and promotions;

         o access information on various recording artists, concert schedules and other music-related and nonmusic-related information;

         o        view new music videos by leading recording artists;

         o listen to selections from newly released CDs by numerous recording artists;

         o purchase music and recording artist-related merchandise online; and

         o        enter pay-access areas as a VIP subscriber.

         Avatars can be created by the individual or chosen from pre-defined figures in our library. Users communicate with each other through text chat, as well as voice-to-voice chat. The client interface for the Worlds Chat environment was originally distributed through a free download and later was sold on a CD which has a greater selection of avatars, persistent user names, and access to six virtual worlds with over 500 rooms, compared to 100 available in the free demo version.


         We believe that the user base to the Worlds Ultimate 3D Chat site will develop into a valuable asset. Currently, we collect the name and e-mail address from our Worlds Ultimate 3D Chat users and the name, address, and credit card information from our direct customers. Worlds Ultimate 3D Chat also contains an e-commerce component, which we believe is the first commercial real 3D virtual store online, selling music merchandise of major recording artists including Elton John, David Bowie, Spice Girls, U2, Hanson, John Mellencamp, Shania Twain and others.

         In order to increase the number of potential subscribers to our 3D music sites, we recently began to offer a modified demo version of our Worlds Ultimate 3D Chat product as a free download. By reducing the price barrier, we hope to generate new members to our Chat service. These new members may be matriculated to the 3D music sites when launched and to our e-commerce web site. The proliferation of Worlds Ultimate 3D Chat may also increase corporate brand identity that could translate into valuable consumer data and related advertising potential. The strategy of a free distribution model is comparable to the marketing strategy implemented by Netscape, Hotmail, Geocities and Tripod. The strategic objective is to establish market segment dominance in order to increase sales to a large user base.

Alliances and Customers

         Our strategy for expanding brand recognition through online advertising depends to some extent on our relationships with our distribution and content partners. In addition to the strategic partners set forth below, we plan to enter into agreements with additional partners that will permit us to advertise our products and services on their web pages. There can be no assurance that we will be able to negotiate these agreements on favorable terms or at all. Other e-commerce and music-related sites which advertise on popular web sites may have exclusive advertising relationships with such sites or may otherwise object to our attempts to enter into strategic relationships with such sites. If we cannot secure or maintain these relationships on favorable terms, our business prospects could be substantially harmed. To date, we have entered into agreements with the following strategic partners:

         British Telecommunications

         In June 2000, we entered into an agreement with British
Telecommunications plc pursuant to which we will provide co-branded 3D web sites featuring our interactive worlds to users of British Telecommunications' Internet service. We will share with British Telecommunications revenues derived from VIP subscription and e-commerce activities generated through these sites as well as advertising revenues.

         Freeserve

         In 1999, we entered into two agreements with Freeserve, the largest Internet service provider in the United Kingdom and a subsidiary of Dixons Group. Pursuant to these agreements, we serve as the official and exclusive 2D and 3D Internet broadband chat service and content provider for Freeserve. The agreement calls for a sharing of advertising and related revenues generated by these sites. In November 1999, we began selling advertising on Freeserve's site.

         Road Runner

         In 1999, we entered into an agreement with Road Runner to create Road Runner/Worlds.com, a co-branded area on the Road Runner service. Road Runner is a high-speed online service owned by Time Warner, MediaOne Group, Microsoft Corp., Compaq, and Advance/Newhouse. Our agreement with Road Runner permits all Road Runner subscribers to participate in an entirely new, interactive online experience. The co-branded area we created highlights the latest technology in the Road Runner music channel. Road Runner's agreement with us is the first entered into by Road Runner with a 3D technology and broadband content provider for the Road Runner music channel.

         e-New Media

         In 1999, we entered into an agreement with Hong Kong-based e-New Media 3D Company Ltd. in which we will create 10 virtual Asian language and style chat and entertainment worlds for the Far East region. Pursuant to the agreement, we will provide two customized web sites with real time text chat capability in the traditional Chinese, simplified Chinese, Japanese, Bahasa (for Indonesia) and Thai languages. We will share all VIP subscription, advertising and connectivity revenue generated through the sites with e-New Media. We have also recently developed CocaCola World, the first branded 3D advertising site of a significant world brand, in conjunction with e-New Media for the market in China.

         24/7 Media

         In June 2000, we entered into a sales and marketing agreement with 24/7 Media to sell advertising on our entertainment portal and website pages. 24/7 Media is a leading global provider of end-to-end interactive technology and marketing solutions and services for web publishers, online advertisers, advertising agencies, e-marketers and e-commerce merchants. Under the terms of the agreement, advertising and marketing clients of 24/7 Media will be able to place advertising on our 3D entertainment portal.

         Artisan Entertainment

         We recently produced a 3D Blair Witch World for Artisan Entertainment's Blair Witch WebFest, which ran live online from October 18-20, 2000. Blair Witch World resides on www.BlairWitch.com, the official site for the new movie "Book of Shadows: Blair Witch 2." Under the terms of our agreement with Artisan, we created a 3D world where Blair Witch fans can interact using custom avatars.

         ShinWon Telecom

         In early 2000, we entered into an agreement with ShinWon Telecom, a privately held telecommunications and cable television provider in South Korea, pursuant to which we will create a Korean language chat and entertainment web site which will be available through our portal and which will take advantage of our proprietary 3-D technology. We believe that by having the ShinWon site reside on our portal, we will be accessible to the large and growing Korean population in the United States.

          Polygram

         We also entered into an agreement with Polygram merchandising to develop and maintain the SuperStarSuperstore.com web site employing an e-commerce engine to sell music merchandise of major recording artists including Elton John, Hanson, U2, Spice Girls, Sting, Shania Twain and others. We developed the 3D stores for these artists and they are included on the Worlds Ultimate 3D Chat CD. In conjunction with this 3D site, we launched our WorldsStore.com, an HTML, 2D, commerce site that offers the same merchandise as the 3D store to consumers who wish to access these artists' stores through traditional HTML pages on the Internet.

         Hanson

         In 1999, we entered into an agreement with Hansonopoly Inc. to create a special CD with our 3D Internet technology and content. This CD includes various 3D environments for Hanson's fan club, "MOE." Hanson is a platinum recording group that has sold more than 10 million CDs worldwide since 1997. The CD allows the members of Hanson's fan club to enter, explore, and meet each other in a visually rich environment. This fan club CD also includes several songs by Hanson as well as video footage. The CD was distributed in June and July 1999.

         In April 2000, we produced a Hanson concert at the Bowery Ballroom in New York City and obtained rights to Web-cast it four times. The first Web-cast was in May 2000 in conjunction with a live chat that included the band's members driving their own custom avatars in HansonWorld. In addition, the WorldsPlayer was included on a Hanson enhanced CD that was bundled into the July issue of Teen Magazine.

         David Bowie

         In 1999, we entered into an agreement with UltraStar Internet Services LLP to create and operate the official 3D David Bowie environment entitled "BowieWorld." The development of BowieWorld was completed and released in January 1999. As part of the agreement, we have the exclusive rights to create the 3D DavidBowieStore.com to sell selected Bowie merchandise and the non-exclusive rights to operate a traditional HTML, or 2D, DavidBowieStore.com. A direct link from David Bowie's official site, DavidBowie.com, has recently been placed on the home page of DavidBowie.com that directs the user to our David Bowie Internet store.

         Universal/Hyundai - Animal House.com

         In 1999, we entered into a contract with Universal Studios in partnership with Hyundai to create a 3D Animal House site which has been encoded on a music CD containing songs from 10 Universal recording artists. As part of the launch of Animal House.com, Universal distributed 1,000,000 of the enhanced CD's targeted to college students. We currently have the 3D Animal House site created for this project encoded on the Worlds Ultimate 3D Chat CD.

          GQ Magazine Enhanced CD

         In 1999, we entered into an agreement with GQ magazine pursuant to which more than 700,000 enhanced CDs containing our Worlds Ultimate 3D Chat software were included with the November 1999 issue of GQ.


          Aerosmith

         In January 2001, we entered into a revenue sharing agreement with Aerosmith to create and operate an official 3D Aerosmith environment entitled "AerosmithWorld" and to redesign Aerosmith's official website which currently resides at www.Aerosmith.com.

         World Wrestling Federation Entertainment

         In January 2001, we entered into an agreement with the World Wrestling Federation Entertainment to create and operate a co-branded 3D environment for the World Wrestling Federation which would integrate the WWF's Times Square restaurant with its official website which currently resides at www.wwf.com.

Competition

         The markets in which we currently operate and those we intend to enter are characterized by intense competition and an increasing number of new market entrants which have developed or are developing competitive products. We will face competition from numerous sources, including prospective customers which may develop and market their own competitive products and services, software companies, and online and Internet service providers. We believe that competition will be based primarily on ease of use, price and features, including communications capabilities and content.

         In addition, certain companies have developed or may be expected to develop technologies or products in related market segments which could compete with certain technologies or products we are developing. We expect that such companies, as well as other companies including established and newly formed companies, may attempt to develop products that will be in direct competition with us. Many of our competitors have advantages over us, including:

         o longer operating histories and greater financial, technical, marketing and other resources;

         o        a wider range of services and financial products;

         o        greater name recognition and larger customer bases;

         o        more extensive promotional activities; and

         o cooperative relationships among themselves and with third parties to enhance services and products.

         Technologically, our target market is sought after by a combination of numerous recent start-ups and well established 3D graphics companies. Each company has a slightly different focus and each claims a different combination of product offerings. Our product solution includes three major components:

         o        tools for building 3D worlds known as shapers ;

         o servers for distributing those worlds and making those worlds multi-user ; and

         o browsers that enable end-users to enter and experience those worlds.

Many of our competitors in this market have adopted VRML and VRML 2.0 scene description language as their file format and have limited their expertise and scope to only one of the above categories. VRML is an early industry attempt to provide standard protocols for 3D Internet experiences. Competitors may develop superior technology or determine as a group to adopt standards with which our technology is not compatible. Currently, there are many companies collaborating to establish standardization of the Virtual Reality Modeling Language for 3D usage on the Internet, the adoption of which may require changes to our technology. If we fail to recognize or address the need for new service or product introductions, or if we encounter any of the foregoing problems, our business and financial condition could be materially adversely effected.

         Many companies now compete with us in one way or another and new ones may emerge in the future. The competition may be through entry into the same markets, or through technology that either obviates our advantages or lowers the barrier to entry in one of our markets. The markets in which we compete are characterized by rapid changes in technology and customer requirements, frequent new service and product introductions and evolving industry standards which could result in product obsolescence or short product life cycles. Accordingly, our ability to compete will be dependent upon our ability to develop and successfully introduce new products into the marketplace in a timely manner and to continually enhance and improve our technology to meet the increasingly sophisticated and varied needs of our users and prospective users.

         The development and enhancement of services and products entails significant risks, including:

         o the inability to effectively adapt new technologies to our business;

         o the failure to conform our services and products to evolving industry standards;

         o the inability to develop, introduce and market service and product enhancements or new services and products on a timely basis; and

         o the nonacceptance by the market of such new service and products.

         Besides technological competition, we will be competing with established online music retailers that have substantial resources and established user bases. Among the leaders in non-3D online music web sites are Amazon.com and CDNow. Each of these companies, as well as others that are currently selling on-line music related products, including CDs and other merchandise, have financial and management resources significantly in excess of our resources. These companies have established themselves with consumers as music merchandise and music review destinations; they all sell music-related products and have generated revenues in online sales.

         Notwithstanding the foregoing, to the best of our knowledge, no other company is currently offering a product that integrates 3D Internet technology with a music industry content application similar to that which we are now offering.

Employees


         We currently have 25 full time employees. None of our employees are represented by a labor union. We believe that relations with our employees are good.


Properties


         We lease approximately 1,300 square feet of office space at a base rent of $12,970 per month at 1455 East Putnam Avenue, Old Greenwich, CT 06870. This lease expires in February 2001 and we have decided not to renew it for another term. We are currently in the process of looking for new office space to locate our principal executive offices in Connecticut. We also lease approximately 2,500 square feet of office space at 15 Union Wharf, Boston, Massachusetts 02109 at a base rent of approximately $50,000 per year. This lease term expires in September 2002. We have a facility in San Francisco, California where we lease approximately 2,500 square feet of office space at a base rent of $2,500 per month. The lease term in San Francisco expires in August 2002. We recently entered into a lease for approximately 2,300 square feet of office space in Edison, New Jersey at a base rent of approximately $40,000 per year. The initial term of this lease expires in August 2003.

Legal Proceedings

         We are not involved in any material legal proceeding.


                                   Management


Officers and Directors

         Our officers and directors are as follows:


Name                     Age             Position
----                     ---             --------
Steven G. Chrust         51              Chairman of the Board
Thomas Kidrin            48              President, Chief Executive Officer,
                                         Treasurer, Secretary and Director
Christopher J. Ryan      40              Vice President-Finance,
                                         Principal Accounting and Financial
                                         Officer

Thomas Saleh             51              Chief Operating Officer and Chief
                                         Technology Officer

Kenneth A. Locker        54              Director
William Harvey           58              Director


         Steven G. Chrust has been chairman of the board since April 1999. Mr. Chrust has been involved with the telecommunications and financial services industries for 25 years. Since May 2000, Mr. Chrust has served as chairman of the board of Comtel Secure Fiber Telecommunications, Inc., which has a proprietary technology that secures fiber optic transmissions. Mr. Chrust has also served as a director of FiberNet Telecom Group, Inc., a facilities-based carrier that designs, builds and operates intra-building and metropolitan area broadband networks, since December 1999. Mr. Chrust was the vice chairman and co-founder of Winstar Communications, Inc. and a member of its board of directors from 1994 through December 1998. At Winstar he was responsible for corporate development, strategic and capital planning and acquisitions. Mr. Chrust has been involved with the telecommunications and financial services industries for 25 years. He was formerly a chairman and chief executive officer of AMNEX, Inc., an operator services long distance company, and was executive vice president of Executone Information Services, Inc., a telecommunications company. Prior to becoming an executive in the telecommunications industry, Mr. Chrust was Director of Technology Research at Sanford C. Bernstein & Co., a Wall Street investment firm, where he was named a top telecommunications analyst each year for more than a decade by Institutional Investor and ranked as the #1 analyst in the sector for five consecutive years in its all-star ranking. Mr. Chrust is chairman of the Association for Local Telecommunications Services, the national organization representing facilities-based competitive local exchange carriers and is the founder and President of SGC Advisory Services, Inc., a discretionary money-management service firm specializing in telecommunications and technology. Mr. Chrust is a graduate of Baruch College in New York.

         Thomas Kidrin has been president, chief executive officer, secretary and treasurer since December 1997. Mr. Kidrin was also president and a director of Worlds Acquisition Corp. from April 1997 to December 1997. He has been the chairman and president of Datastream Corporation, a designer and developer of interactive products and services, since 1993. Since October 1999, Mr. Kidrin has also served as a director of EMT Corporation, which is engaged in the development and marketing of an interactive web-browser with user customized features focused on affinity online marketing. From December 1991 to June 1996, Mr. Kidrin was a founder, director, and President of UC Television Network Corp., a company engaged in the design and manufacture of interactive entertainment/advertising networks in the college market under the brand name College Television Network(TM), the largest private network on college campuses in the United States. Mr. Kidrin is a graduate of the New School of Social Research.


         Christopher J. Ryan has been Vice President- Finance since May 2000 and principal accounting and finance officer since August 2000. From August 1991 through April 2000, Mr. Ryan held a variety of financial management positions at Reuters America, an information services company. Mr. Ryan is a certified public accountant. He is a graduate of Montclair State College in New Jersey and received an M.B.A. degree from Fordham University in New York.


         Thomas Saleh has been our chief technology officer since November 1999 and our chief operating officer since July 2000. From 1998 until November 1999, Mr. Saleh acted as a consultant and advisor to several public and private companies. In 1997, Mr. Saleh led an investor group in acquiring the network services division of ADP. This acquisition served as the core of NetworkTwo. In 1998, Mr. Saleh left his active management role at NetworkTwo, remaining a director and major shareholder. Mr. Saleh founded American Real Time Services
(ARTS) in 1983, which used standard technologies such as UNIX, Microsoft Windows, X25, SNA and Internet protocols to replace special purpose hardware and software. ARTS was acquired by Reuters in 1993. Mr. Saleh remained with Reuters as vice president of new business development until 1997. Mr. Saleh was also the founder of Applied Logic, an early provider of Virtual Private Network Services, which was acquired by Raytheon in 1980. At Raytheon, he held several senior engineering and business development positions.


         Kenneth A. Locker has been a director since December 1997 and prior thereto was a director of Worlds Acquisition Corp from the date of its formation in April 1997 to its merger with us in December 1997. Since June 1998 he has been a Senior Consultant to Intel Corporation on entertainment industry strategies and has also served as an advisor to Ziff Davis, Inc., an Internet consulting company, and to Digital Evolution, Inc., a technology publishing company. From June 1996 to June 1998, he was the general manager and executive producer for MGM Interactive, Inc., an interactive content and programming company, where he was responsible for creating and implementing the MGM Interactive online business strategy. From 1994 to March 1996, he was a founder and vice president of our predecessor and from 1993 to 1994, he was Senior Program Consultant for Ziff Davis Communications. From 1990 to 1993, Mr. Locker was executive vice president and head of production for RHI Entertainment, Inc., a television production company, which at the time was 50% owned by New Line Cinema. Mr. Locker is also on the board of directors of Softbank Forums, Inc., a technology publishing company which is a division of Softbank Corp. Mr. Locker is a graduate of Johns Hopkins University.

         William Harvey has been a director since November 1999. In 1972 and 1991, respectively, Mr. Harvey founded New Electronic Media Science, Inc., and Next Century Media, Inc., marketing, media and research consulting companies specializing in the marketing, entertainment and interactive media industries. Mr. Harvey has served as chief executive officer and president of both New Electronic Media Science and Next Century since their respective inceptions. Through New Electronic Media Science and Next Century, Mr. Harvey has worked with major television and cable networks, several RBOCs, major film studios, IBM, AT&T, advertising agencies, videotex companies and advertisers on the integration of advertising into various new media. Mr. Harvey invented the marketing tool known as the Area Dominant Influence for Arbitron and co-founded International Ratings Services, Inc., the first company to provide United States movie studios, including Warner Brothers, Columbia and CBS International, with ratings for their television programs broadcast in foreign countries. Since 1979, Mr. Harvey has also been the publisher of "The Marketing Pulse," a monthly advertising and media trade newsletter.

         Messrs. Locker and Chrust serve on our compensation committee. The compensation committee administers our 1997 Incentive and Nonqualified Stock Option Plan, as amended, to the extent not administered by the full board of directors, and reviews and makes recommendations with respect to compensation of officers, consultants and key employees.

         We do not have a standing nominating committee.

         Our audit committee is currently comprised of Kenneth Locker and William Harvey. Each of these members is an "independent director" and is "financially literate" as defined under the recently adopted Nasdaq listing standards. The National Association of Securities Dealers' listing standards define an "independent director" generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment. The NASD's listing standards define "financially literate" as being able to read and understand fundamental financial statements (including a company's balance sheet, income statement and cash flow statement). The function of our audit committee is to:

         o recommend annually to the board of directors the appointment of our independent auditors;

         o review with the independent auditors the scope of the annual audit and review their report relating thereto;

         o review with the independent auditors our accounting practices and policies;

         o review with the internal accountants and independent auditors our overall accounting and financial controls; and

         o be available to the independent auditors during the year for consultation.

The audit committee has not adopted a formal written audit committee charter.

Compensation of Directors


         Non-employee directors, excluding Mr. Chrust, will be reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the board of directors and any committee on which they may serve. Each year, on the date of our annual meeting of shareholders, our outside directors automatically receive option grants to purchase 5,000 shares of common stock.

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of January 31, 2001, information regarding the beneficial ownership of our common stock based upon the most recent information available to us for (i) those persons or group of persons known by us to beneficially own more than five percent (5%) of our voting securities, (ii) each of our directors, (iii) each current executive officer whose compensation exceeded $100,000 in 2000, and (iv) all of our executive officers and directors as a group.



                                            Amount and Nature
Name and Address of Beneficial Owner       of Beneficial Owner  Percent of Class
------------------------------------       -------------------  ----------------
Steven G. Chrust                              7,838,730(1)            29.5%
Thomas Kidrin                                 1,348,333(2)(3)          7.3%
Christopher J. Ryan                             271,892(4)             1.4%
Kenneth A. Locker                                26,666(5)              *
William Harvey                                   16,666(6)              *
Thomas Saleh                                  1,545,849(7)             7.4%
Steven A. Greenberg                           2,046,562(2)            10.7%
Michael J. Scharf                             1,381,250(2)(8)          7.2%
Primo Capital Growth Fund                     1,507,199(9)             7.3%
Robert Newman                                 2,324,891(10)           11.0%
All Executive Officers and Directors
   as a Group (6 persons)                    11,048,136(11)           38.8%


_____________________

*        less than 1%


(1) Includes (i) 1,000,000 shares of common stock issuable upon exercise the warrants held by SGC; (ii) 60,000 shares of common stock held of record by Steven and Sharon Chrust jointly; (iii) 60,000 shares of common stock held of record by Bear Stearns Securities Corp., as custodian for Mr. Chrust's Individual Retirement Account; (iv) 16,000 shares of common stock held of record by Mr. Chrust's IRA, originally acquired by the Steven Chrust BSSC Master Def Contribution Profit Sharing Account; (v) 15,000 shares of common stock held of record by the Eve Chrust 2000 Business Trust, for the benefit of Eve Chrust, Mr. Chrust's daughter; (vi) 15,000 shares of common stock held of record by the Liza Chrust 1999 Beneficiary's Trust, for the benefit of Liza Chrust, Mr. Chrust's other daughter; (vii) 6,258,958 shares of common stock issuable upon conversion of 6% convertible promissory notes;

         (viii) 15,000 shares of common stock issuable upon the exercise of presently exercisable warrants granted to Steven and Sharon Chrust, jointly; and (ix) 95,833 shares of common stock issuable upon exercise of options that become exercisable within 60 days. Does not include (a) 281,667 shares of common stock underlying stock options that are not currently exercisable and (b) 655,000 shares of common stock underlying warrants that are not currently exercisable.


(2) Messrs. Kidrin, Greenberg and Scharf have agreed to vote shares owned by them for the election of Mr. Chrust as a director through March 2002.


(3) Includes 58,333 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days. Does not include 211,667 shares of common stock underlying stock options that are not currently exercisable.

(4) Includes 238,892 shares of common stock issuable upon conversion of 6% convertible promissory notes and 33,000 shares of common stock issuable upon currently exercisable stock options. Does not include 142,000 shares of common stock underlying stock options and warrants that are not currently exercisable.


(5) Represents 26,666 shares of common stock issuable upon exercise of currently exercisable stock options. Does not include 28,334 shares of common stock underlying stock options that are not currently exercisable.


(6) Represents 16,666 shares of common stock issuable upon exercise of currently exercisable stock options. Does not include 48,334 shares of common stock underlying stock options that are not currently exercisable.

(7) Represents 1,433,349 shares of common stock issuable upon conversion of 6% convertible promissory notes held jointly by Mr. Saleh and his wife and 112,500 shares of common stock issuable upon exercise of currently exercisable stock options. Excludes 562,500 shares of common stock underlying stock options and warrants that are not currently exercisable.


(8)      Mr. Scharf resigned as a director, effective May 30, 2000.

(9) Represents 73,850 shares of common stock and 1,433,349 shares of common stock issuable upon conversion of 6% convertible promissory notes. Excludes 150,000 shares of common stock underlying warrants that are not currently exercisable. Brett Friedland, investment manager, exercises sole voting control over these shares.

(10) Represents 413,759 shares of common stock and 1,911,132 shares of common stock issuable upon conversion of 6% convertible promissory notes. Excludes 200,000 shares of common stock underlying warrants that are not currently exercisable.

(11) Includes and excludes the shares referred to in footnotes 1, 2, 3, 4, 5, 6 and 7.

                             Executive Compensation

         The following table sets forth the compensation for the three years ended December 31, 2000, for our chief executive officer and other executive officers whose compensation exceeded $100,000 (or would have exceeded $100,000 if employed for the full year) for the year ended December 31, 2000.


                                                     Summary Compensation Table

                                                         Annual
                                                   Compensation(1)(2)                   Long-Term Compensation
                                                -----------------------     --------------------------------------------
                                                                              Restricted  Securities        All Other
                                                  Salary         Bonus          Stock     Underlying       Compensation
Name and Principal Position         Year           ($)            ($)           Awards    Options               ($)
-----------------------------       ----          --------       ------       ---------   ----------       -------------
Thomas Kidrin                       2000          175,000         -0-            -0-      270,000(3)            -0-
President and CEO                   1999          176,000         -0-            -0-        -0-                 -0-
                                    1998          175,000         -0-            -0-        -0-                 -0-
Steven G. Chrust,                   2000          270,000(4)      -0-            -0-      377,500(5)            -0-
Chairman of the Board               1999           85,000(6)      -0-            -0-    1,000,000(6)            -0-
                                    1998              -0-         -0-            -0-        -0-                 -0-
Thomas Saleh                        2000          175,000         -0-            -0-       75,000(7)            -0-
Chief Operating Officer and         1999           25,000         -0-            -0-      450,000(8)            -0-
  Chief Technology Officer          1998              -0-         -0-            -0-        -0-                 -0-
Christopher J. Ryan                 2000           80,000(9)      -0-            -0-      150,000(10)           -0-
Vice President - Finance            1999              -0-         -0-            -0-        -0-                 -0-
                                    1998              -0-         -0-            -0-        -0-                 -0-


(1) The above compensation does not include other personal benefits, the total value of which do not exceed the lesser of $50,000 or 10% of such person's or persons' cash compensation).

(2) Pursuant to the regulations promulgated by the SEC, the table omits columns reserved for types of compensation not applicable to us.


(3) Represents options to purchase 125,000, 25,000, 25,000 and 95,000 shares of our common stock at $5.68, $6.00, $9.00 and $2.00 per share, respectively.

(4) Represents amounts paid by us to SGC Advisory Services, Inc., a firm which provides us with consulting services, and of which Mr. Chrust is president and sole stockholder. The agreement initially provided for an annual consulting fee of $120,000 which fee was increased, pursuant to the terms of the agreement, to $300,000 in March 2000. Of the $270,000 that was earned and accrued in 2000, $150,000 was converted into units offered in our January 2001 private placement.

(5) Represents options to purchase 187,500, 50,000, 50,000 and 90,000 shares of our common stock at $5.68, $6.00, $9.00 and $2.00 per share, respectively.

(6) Represents amounts paid by us to SGC Advisory Services, Inc. The agreement provided for an annual consulting fee of $120,000, of which $85,000 was earned and accrued in 1999. Upon execution of the agreement, we granted warrants to SGC to purchase 1,000,000 shares of our common stock at $0.50 per share.

(7) Represents options to purchase 75,000 shares of our common stock at $2.00 per share.

(8) Represents options to purchase 250,000, 100,000 and 100,000 shares of our common stock at $2.91, $5.00 and $7.00 per share, respectively.

(9) Mr. Ryan's employment with us began in May 2000 at an annual base salary of $120,000. Mr. Ryan was paid a total of $80,000 in 2000.

(10) Represents options to purchase 65,000, 25,000, 10,000 and 50,000 shares of our common stock at $4.00, $6.00, $9.00 and $2.00 per share, respectively.



Option Grants


         The following table represents the stock options granted to the executive officers listed in the above summary compensation table in the fiscal year ended December 31, 2000.



                                        Options Granted in the Last Fiscal Year

                                   Number of           Percent of
                                  Securities          Total Options
                                  Underlying           Granted to
                                    Options           Employees in
                                    Granted            Fiscal Year         Exercise Price of
      Name of Executive               (#)                  (%)                Options ($)           Expiration Date
------------------------           ---------          ------------        -----------------         ----------------
Steven G. Chrust                    187,500                                      5.68                   3/16/05
                                    50,000                 25                    6.00                   3/16/05
                                    50,000                                       9.00                   3/16/05
                                    90,000                                       2.00                   7/19/05

Thomas Kidrin                       125,000                                      5.68                   3/16/05
                                    25,000                 18                    6.00                   3/16/05
                                    25,000                                       9.00                   3/16/05
                                    95,000                                       2.00                   7/19/05

Thomas Saleh                        75,000                  5                    2.00                   7/19/05

Christopher J. Ryan                 65,000                                       4.00                   3/01/05
                                    25,000                 10                    6.00                   3/01/05
                                    10,000                                       9.00                   3/01/05
                                    50,000                                       2.00                   7/19/05


         None of the executive officers listed in the above summary compensation table exercised any stock options during 2000. The following table sets forth certain information concerning the fiscal year end value of unexercised options held by such persons.


                             Aggregated Fiscal Year End Option Values
                               Number of Securities Underlying Unexercised
                                         Options at Fiscal Year End:
Name                          Exercisable (#)            Unexercisable (#)
Steven G. Chrust               1,110,833(1)                 281,667(1)
Thomas Kidrin                    58,333(1)                  281,667(1)
Thomas Saleh                    112,500(1)                  412,500(1)
Christopher J. Ryan              33,000(1)                  117,000(1)

__________________________
                                       36

(1) None of the unexercised options at fiscal year end are in-the-money options, as determined by taking the difference between the closing sale price of our common stock on January 31, 2001 ($0.31) and the exercise prices of the options, multiplied by the number of shares of common stock subject to the options.

1997 Stock Option Plan and Other Options


         The 1997 incentive and non-qualified stock option plan, as amended has been adopted by the board and the shareholders as an incentive for, and to encourage share ownership by our directors, officers and other key employees and/or consultants and management of possible future acquired companies. The plan was amended at our annual meeting of shareholders in December 1999 to increase the number of shares of common stock available under the 1997 Plan from 1,000,000 to 3,000,000. The plan also allows for the granting of stock appreciation rights in tandem with, or independently of, stock options. Independent (stand-alone) grants of stock appreciation rights are not counted against the plan limit.

         As of December 31, 2000, there were outstanding grants under the plan of options to purchase an aggregate of approximately 2,508,575 shares of common stock. Our directors and officers hold options to purchase an aggregate of approximately 1,907,850 shares of common stock under the plan, at exercise prices ranging from $0.4062 to $9.00.

         At December 31, 2000, we had other outstanding options and warrants to purchase an aggregate of approximately 2,515,645 shares of our common stock. Our directors and officers hold non-plan options and warrants to purchase an aggregate of approximately 1,790,000 shares of common stock at per-share prices ranging from $1.00 to $10.00.


                 Certain Relationships and Related Transactions


         In March 1999, we entered into a Financial Advisory and Consulting Agreement with SGC Advisory Services, Inc., of which Mr. Chrust is the President and sole shareholder. The agreement continues through March 2002 and currently provides for an annual fee of $300,000. Upon execution of the agreement, we granted warrants to SGC Advisory Services, Inc. to purchase 1,000,000 shares of our common stock at $.50 per share. The warrants are exercisable through April 13, 2006 . In connection with the engagement of SGC Advisory Services, Inc., Messrs. Kidrin, Greenberg and Scharf (i) contributed to us for cancellation 300,000, 881,250 and 318,750 shares of our common stock, respectively, and (ii) during the term of the consulting agreement, agreed to vote any shares of our common stock owned by them for the election of Mr. Chrust as a director.


         In June and August 1999, we consummated two tranches of a private placement, selling an aggregate of 59 units. Each unit cost $60,000 and consisted of 15,000 shares of common stock and warrants to purchase 7,500 shares of common stock (at an exercise price of $5.00 per share). Mr. Chrust purchased two units in this private placement.

         In December 1997, we entered into a month-to-month consulting agreement with Steven A. Greenberg, a founder of worlds Acquisition Corp. and a principal shareholder of Worlds.com. The agreement provided for monthly compensation of $15,000 plus reimbursement of reasonable expenses actually incurred. This agreement was terminated in February 2000. During 1997, Mr. Greenberg loaned $77,000 to Worlds Acquisition Corp. on an interest-free basis of which $73,000 was repaid as of December 31, 1998, and the balance was repaid as of June 30, 1999.


         On March 10, 2000, Mr. Chrust, our chairman, and The Advent Fund LLC purchased 302,939 shares and 151,469 shares of common stock, respectively, at a purchase price of $3.301 per share from Steven A. Greenberg in private transactions. Mr. Chrust also purchased options (for $.007335 per option) to purchase 1,363,342 additional shares of common stock owned by Mr. Greenberg at $3.301 per share. On April 27, 2000, Mr. Chrust, in a private transaction, assigned 1,317,780 of these options (for $.007335 per option). All of such transferred options were exercised. The remaining 45,562 options expired unexercised. The shares purchased from Mr. Greenberg by Mr. Chrust, Advent and the transferees of the options are registered for resale hereunder.

         In January 2001, we consummated a private placement of units, each unit consisting of a $50,000 principal amount 6% convertible promissory note and a warrant to purchase 50,000 shares of our common stock. We sold 37.6 units at a per-unit price of $50,000 for aggregate proceeds of $1,880,000, of which $1,345,000 was paid in cash and $535,000 was paid by converting certain of our outstanding debt and other obligations. The notes are our unsecured obligations and are due on July 2, 2002, subject to certain mandatory prepayments. The conversion price of the notes and exercise price of the warrants is $0.10465, representing 115% of the average last sale price of a share of common stock as reported by the OTC Bulletin Board for the five consecutive trading days immediately prior January 2, 2001, the date of the initial closing of the private placement. Steven Chrust, our chairman, purchased 13.1 units in the private placement, of which $255,000 was invested in cash and $400,000 was invested through the conversion of existing outstanding obligations we owed to Mr. Chrust, including $250,000 pursuant to the terms of a convertible negotiable promissory note evidencing Mr. Chrust's prior loan to us on November 8, 2000. Pursuant to the terms of this note, the unpaid principal amount then due on the note was required to be converted into securities being in our next offering grossing net proceeds of at least $500,000. In addition, Mr. Chrust agreed to forfeit warrants to purchase 375,000 shares of our common stock which were issued to him in connection with the note. Various other officers, directors and employees purchased an additional 4.1 units, all of which was invested in cash.


                      Disclosure of Commission Position on
                 Indemnification for Securities Act Liabilities

         Section 14A:3-5 of the New Jersey Business Corporation Act, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. At our annual meeting of shareholders on December 15, 1999, our shareholders adopted an amendment to our Certificate of Incorporation which limited the liability of our directors to the fullest extent permitted under the New Jersey Business Corporation Act. Article VI of our By-Laws also provides for indemnification of our directors to the fullest extent permitted under the New Jersey Business Corporation Act.

         We may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which we could not indemnify such person.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

                           Description of Securities

Common Stock


         We are currently authorized by our certificate of incorporation to issue 65,000,000 shares of common stock, par value $.001 per share. We currently have approximately 19,204,000 shares of common stock outstanding.


         The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders. The holders of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares can elect all of our directors. The holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefor. In the event we are liquidated or dissolved, the holders of our common stock are entitled to receive all assets available for distribution to the shareholders. The holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock. All outstanding shares of common stock are, and the shares offered hereby are, validly issued, fully paid and nonassessable.

         Shares Available for Future Sale


         A majority of shares of our outstanding common stock may be deemed "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. Such shares may be sold to the public, subject to volume restrictions, as described below. Commencing at various dates, these shares may be sold to the public without any volume limitations. In addition, we are registering 22,883,720 of such shares for sale by the selling shareholders hereunder. The remaining outstanding shares of common stock are freely tradable. The expectation of sales of a substantial number of shares of our common stock in the public market could adversely affect the prevailing market price of our common stock.

         In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including one of our affiliates, or persons whose shares are aggregated with affiliates, who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed 1% of the total number of outstanding shares of the same class. In the event our shares are sold on an exchange or are reported on the automated quotation system of a registered securities association, you could sell during any three-month period the greater of such 1% amount or the average weekly trading volume as reported for the four calendar weeks preceding the date on which notice of your sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been one of our affiliates for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

         Transfer Agent

         Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, acts as Transfer Agent for our common stock.


         Market for our Common Stock


         Our common stock began trading on the OTC Bulletin Board on October 20, 1998 under the symbol "WLDI." On February 11, 2000, in connection with the change in our name from Worlds Inc. to Worlds.com Inc., our symbol was changed to "WDDD." The following table sets forth, for the periods indicated, the high and low bids for our common stock as reported on the OTC Bulletin Board (representing interdealer quotations, without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions):



Period                                  High($)                  Low($)
------                                  -------                  ------

Fiscal 2001

     First Quarter*                     .53                      .09

Fiscal 2000

     Fourth Quarter                     .75                      .05
     Third Quarter                     2.13                      .69
     Second Quarter                    6.38                     1.13
     First Quarter                     6.88                     2.25

Fiscal 1999

     Fourth Quarter                    4.53                     1.81
     Third Quarter                     5.43                     2.31
     Second Quarter                    6.50                     1.31
     First Quarter                     1.63                     0.72

____________________________________

*        Through January 31, 2001.

         On January 31, 2001, the last sale price of the common stock as reported on the OTC Bulletin Board was $0.31.


         Holders


         We believe there are currently more than 550 beneficial owners of our common stock.


         Dividends

         We have never paid a dividend on our common stock and do not anticipate paying any dividends in the near future.


6% Convertible Promissory Note

         The notes are our unsecured obligations. Each note bears interest at the rate of 6% per annum. The principal and interest due on the notes will be payable on July 2, 2002, subject to the mandatory prepayment and conversion rights described below.

         Conversion

         The principal and interest on the notes are convertible, in whole, but not in part, at any time, at the election of the holder, into that number of shares of our common stock determined by dividing the principal and interest owing on the notes at the time of conversion by $0.10465, representing 115% of the average last sale price of a share of our common stock as reported by the OTC Bulletin Board for the five consecutive trading days immediately prior to January 2, 2001.

          Prepayment

         We must prepay the principal and interest of the outstanding notes by making monthly payments to each holder of the notes in an amount equal to (a) the original principal amount of such holder's note divided by $1,880,000, multiplied by (b) 50% of all revenues we receive through the sale of products (excluding shipping, handling, discounts and taxes and not including revenues received from advertising or services) through our online services during a month, as reduced by any returns of products sold in previous months. The first prepayment shall be made on March 20, 2001 with respect to revenues received, if any, in February 2001. Thereafter, prepayments shall be made monthly with respect to revenues received in the prior month and shall continue until all notes have either been paid in full or converted. Any prepayments made by us will be applied first to accrued interest and then to principal. Holders will be notified of the amount of each prepayment to be made in each month at least 10 days prior to the date of such prepayment.

Warrants

         The warrants entitle the holder to purchase shares of our common stock at a per-share exercise price of $0.10465. The warrants are exercisable for three years, commencing on July 2, 2001.

         Redemption

         We may call the warrants for redemption at a price of $.01 per warrant if the average last sale price of a share of our common stock exceeds $2.00 for a period of not less than ten consecutive trading days. Any such redemption shall only be effective if we have sent notice of such redemption to each investor within five days of the redemption pricing period and there is an effective registration statement covering the resale of the shares of common stock issuable upon exercise of the warrants.

                              Selling Shareholders

         On March 10, 2000, Mr. Chrust, our chairman, and The Advent Fund LLC purchased 302,939 shares and 151,469 shares of common stock, respectively, at a purchase price of $3.301 per share from Steven A. Greenberg in private transactions. Mr. Chrust also purchased options (for $.007335 per option) to purchase 1,363,342 additional shares of common stock owned by Mr. Greenberg at $3.301 per share. On April 27, 2000, Mr. Chrust, in a private transaction, assigned 1,317,780 of these options (for $.007335 per option). All of such transferred options were exercised. The remaining 45,562 options expired unexercised. The shares purchased from Mr. Greenberg by Mr. Chrust, Advent and the transferees of the options are registered for resale on this prospectus.

         On March 31, 2000, we consummated an agreement to sell an aggregate of 976,598 shares of common stock pursuant to Regulation S. The shares of common stock were sold to ten non-U.S. principals at $3.52 per share. On April 7, 2000, we consummated agreements with four investors to sell an aggregate of 142,045 shares of common stock pursuant to Section 4(2) of the Securities Act at $3.52 per share. The shares so purchased are registered for resale on this prospectus.

         In February and March 2000, we issued options to purchase (1) 75,000 shares of common stock at $2.50 per share to a consultant and (2) an aggregate of 73,245 shares of common stock at $3.87 per share to the placement agent for our March private placement. The shares underlying these options are registered for resale on this prospectus.

         In January 2001, we consummated a private placement of units, each unit consisting of a $50,000 principal amount 6% convertible promissory note and a warrant to purchase 50,000 shares of our common stock. We sold 37.6 units at a per unit price of $50,000.00 for aggregate proceeds of $1,880,000, of which $1,345,000 was paid in cash and $535,000 was paid by converting certain of our existing outstanding obligations. The shares issuable upon conversion of the notes and upon exercise of the warrants are registered for resale on this prospectus.

         The following table provides certain information with respect to the above-referenced selling shareholders' beneficial ownership of our common stock as of January 31, 2001, and as adjusted to give effect to the sale of all of the shares offered hereby. See "Plan of Distribution. " Except as otherwise indicated, the number of shares reflected in the table has been determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Under this rule, each selling shareholder is deemed to own beneficially the number of shares issuable upon exercise of options it holds that are exercisable within 60 days from the date of this prospectus. For purposes of presentation, it is assumed that the selling shareholders will exercise all of the options and then resell all of the shares received as a consequence of such exercise. Unless otherwise indicated, each of the selling shareholders possesses sole voting and investment power with respect to the securities shown. None of the selling shareholders have entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares.


         Except as indicated below or otherwise in this prospectus, none of the selling shareholders has held any position or office, or had any material relationship with us or any of our predecessors or affiliates within the last three years, and none will own any of our outstanding common stock after completion of the offering of such shares. The shares reflected by each selling shareholder is based upon information provided to us by our transfer agent and from other available sources. Please note that a number of Selling Shareholders appear in more than one chart and each chart should be read in conjunction with the other charts.


Shares Purchased from Steven A. Greenberg in March 2000

                                                                                   Shares Owned
Name                                     Shares Held          Shares Offered         After Sale
----                                     -----------          --------------        -----------
Primo Capital Growth Fund(1)               1,657,199              45,441                 0
eCom Growth Fund Ltd.(1)                    134,437               106,028                0
Ken Cayre                                   75,734                75,734                 0
The Advent Fund LLC(2)                      793,323               302,938             226,493
Noel Kimmel(3)                              70,935                15,147               3,000
Stanley Cayre & Sons(4)                     75,734                75,734                 0
Schottenfeld Associates, LP(5)              287,792               287,792                0
Hoodless Brennan & Partners, plc(6)         133,832               60,587                 0
Robert Newman                              2,524,891              151,469                0
E-New Media 3-D Limited(7)                  302,938               302,938                0
547 Partners(8)                             45,441                45,441                 0
Steven G. Chrust                         7,838,730(9)            302,939           1,181,000(9)

Shares Issued in March and April 2000 Private Placements



                                                                                                    Shares Owned
Name                                             Shares Held          Shares Offered                 After Sale
----                                             -----------          --------------                 ----------
Robert Newman                                        2,524,891               262,290                      0
Archdream Ltd.(10)                                     252,804               252,804                      0
Atalanta Finance Ltd.(11)                               71,023                71,023                      0
Netvest.com Plc(12)                                     74,751                74,751                      0
Bracken Partners Ltd.(13)                               22,450                22,450                      0
Barry Gold                                              11,264                11,264                      0
Peter Old                                               45,068                45,068                      0
Voyager IT.com Plc(14)                                 203,121               203,121                      0
Marmara Resources SA(15)                                22,577                22,577                      0
Pierson Resources Limited(16)                           11,250                11,250                      0
Cehoff Opportunity Fund(1)                              56,818                56,818                      0
eCom Growth Fund (1)                                   134,437                28,409                      0
Primo Capital Growth Fund(1)                         1,657,199                28,409                      0
Rosebud Internet Fund(1)                                28,409                28,409                      0


Shares Issuable Upon Exercise of Options


                                                                                                    Shares Owned
Name                                             Shares Held          Shares Offered                 After Sale
----                                             -----------          --------------                 ----------
Credo Interactive Inc.(17)                           75,000                75,000                      0
Hoodless Brennan & Partners, plc.(6)                133,832                73,245                      0
Compaq Computer Corp.                                50,000                50,000                      0




Shares Issuable Upon Conversion of Notes


                                                                                                    Shares Owned
Name                                             Shares Held          Shares Offered                 After Sale
----                                             -----------          --------------                 ----------
Steven G. Chrust                                    7,838,730(9)           6,258,958               1,181,000(9)
Chris Ryan                                            263,892               238,892                      0
Harold Trencher                                        211,113               191,113                      0
Gary Tobin                                             174,035               143,335                   15,700
Tom Saleh (18)                                        1,583,349             1,433,349                     0

                                                                                                    Shares Owned
Name                                             Shares Held          Shares Offered                 After Sale
----                                             -----------          --------------                 ----------
Marty Scott                                            105,557                95,557                      0
Robert Newman                                         2,524,891             1,911,132                     0
Spectrum Galaxy Fund re: Primo Capital Growth Fund(1) 1,583,349             1,433,349                     0
Primo Capital Growth Fund L.P.                         263,892               238,892                      0
Magnum Capital Growth Fund(19)                         422,226               382,226                      0
Magnum Opportunity Fund(19)                            158,335               143,335                      0
Magnum Turbo Growth Fund(19)                           158,335               143,335                      0
Magnum US Equity Fund(19)                              211,113               191,113                      0
Brett and Rachel Friedland                             105,557                95,557                      0
Lenny Toboroff                                      1,176,788(20)            907,788                   174,000
Needham Capital Management, Inc.(21)                   263,892               238,892                      0
Kings Point Capital, LLC                               527,783               477,783                      0
The Advent Fund LLC(2)                                 793,323               238,892                   226,493
Valley Vascular Surgeons, L.P.                         263,892               238,892                      0
Murray Slimowitz                                       105,557                95,557                      0
Marilyn Gordon Irrevocable Trust                       158,335               143,335                      0
Graubard Mollen & Miller                               527,783               477,783                      0
Ruby Corp.                                             527,783               477,783                      0
J.E. McConnaughy Sr.                                   527,783               477,783                      0
Paterson Financial Services, Inc.                      263,892               238,892                      0
Mermaid Investments Ltd.                               527,783               477,783                      0
Thomas Handler                                         105,557                95,557                      0
Lee S. Weinstein                                       527,783               477,783                      0


Shares Issuable Upon Exercise of Warrants

                                                                                                    Shares Owned
Name                                             Shares Held          Shares Offered                 After Sale
----                                             -----------          --------------                 ----------
Steven G. Chrust                                     7,838,730(9)            655,000                1,181,000(9)
Chris Ryan                                             263,892                25,000                      0
Harold Trencher                                        211,113               191,113                      0
Harold Trencher                                        211,113                20,000                      0
Gary Tobin                                             174,035                15,000                   15,700
Tom Saleh (18)                                        1,583,349              150,000                      0
Marty Scott                                            105,557                10,000                      0
Robert Newman                                         2,524,891              200,000                      0
Spectrum Galaxy Fund re: Primo Capital Growth Fund(1) 1,657,199              150,000                      0
Primo Capital Growth Fund L.P.                         263,892                25,000                      0
Magnum Capital Growth Fund(19)                         422,226                40,000                      0
Magnum Opportunity Fund(19)                            158,335                15,000                      0
Magnum Turbo Growth Fund(19)                           158,335                15,000                      0
Magnum US Equity Fund(19)                              211,113                20,000                      0
Brett and Rachel Friedland                             105,557                10,000                      0
Lenny Toboroff                                      1,176,788(20)             95,000                   174,000
Needham Capital Management, Inc.(21)                   263,892                25,000                      0
Kings Point Capital, LLC                               527,783                50,000                      0
The Advent Fund LLC(2)                                 793,323                25,000                   226,493
Valley Vascular Surgeons, L.P.                         263,892                25,000                      0
Murray Slimowitz                                       105,557                10,000                      0
Marilyn Gordon Irrevocable Trust                       158,335                15,000                      0
Graubard Mollen & Miller                               527,783                50,000                      0
Ruby Corp.                                             527,783                50,000                      0
J.E. McConnaughy Sr.                                   527,783                50,000                      0
Paterson Financial Services, Inc.                      263,892                25,000                      0
Mermaid Investments Ltd.                               527,783                50,000                      0
Thomas Handler                                         105,557                10,000                      0
Lee S. Weinstein                                       527,783                50,000                      0


----------------------

(1) Brett Friedland, investment manager, exercises sole voting control over these shares.

(2) Ben King, managing member, exercises sole voting control over these shares.

(3)      Director of Business Development of SGC.

(4) Stanley Cayre, general partner, exercises sole voting control over these shares.

(5) Rick Schottenfeld, general partner, exercises sole voting control over these shares.

(6)      Placement Agent for our March 2000 private placement.

(7) Party to Content Supply Agreement with us. Directors of E-New Media exercise voting control over these shares.

(8) Mark Chardack, general partner, exercises sole voting control over these shares.

(9) Includes 1,015,000 shares underlying currently exercisable options and warrants registered under a previously filed registration statement.

(10)     Neil Gillam exercises sole voting control over these shares.

(11)     Peter Borgas exercises sole voting control over these shares.

(12) Peter Catto, Barry Gold, Andrew Balcombe and Ian Ilsley exercise shared voting control over these shares.

(13) Stuart Lucas and Margot Scallon exercise shared voting control over these shares.

(14) Stephen Dean and Peter Holmes exercise shared voting control over these shares.

(15)     Sal Ozturk exercises sole voting control over these shares.

(16) Robert Anthony Clifford, Julian Marc Hayden and Phillip John Burton exercise shared voting control over these shares.

(17) Bart Copeland, president, exercises sole voting control over these shares.

(18)     These shares are held jointly by Thomas Saleh and his wife.

(19)     The shares held by these funds are controlled by Magnum Select Fund
         Ltd.

(20)     Includes 65,000 shares held by Mr. Toboroff's minor child.

(21) Ronald W. Kuzon, president, exercises sole voting control over these shares.
(/R>

                              Plan of Distribution

         The sale or distribution of the securities may be effected directly to purchasers by the selling shareholders or by any donee, pledgee or transferee as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more public or private transactions, including:

         o        block trades;

         o        on any exchange or in the over-the-counter market;

         o in transactions otherwise than on an exchange or in the over-the-counter market;

         o        through the lending of such securities;

         o through the distribution of the securities by any selling shareholder to its partners, members or shareholders; or

         o        through a combination of any of the above.

         Any of these transactions may be effected:

         o        at market prices prevailing at the time of sale;

         o        at prices related to such prevailing market prices;

         o        at varying prices determined at the time of sale; or

         o        at negotiated or fixed prices.

         If the selling shareholders effect transactions by selling securities to or through underwriters, brokers, dealers or agents, these underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or purchasers. These discounts may be in excess of those customary for the types of transactions involved.

         The selling shareholders and any brokers, dealers or agents that participate in the distribution of the securities may be deemed to be underwriters. Any profit on the sale of securities by them and any discounts, concessions or commissions received by any of the underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         Under the securities laws of some states, the securities may be sold in these states only through registered or licensed brokers or dealers. In addition, in some states, the securities may not be sold unless the securities have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

         Selling shareholders may also resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act. In these cases, they must meet the criteria and conform to the requirements of that rule.

         We will pay all of the costs, expenses and fees incident to the registration, offering and sale of these securities to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling shareholders and any underwriters against certain liabilities, including liabilities under the Securities Act. We will not receive any of the proceeds from the sale of any of the securities by the selling shareholders.

                                  Legal Matters

         Certain legal matters in connection with this offering are being passed upon by the law firm of Graubard Mollen & Miller, New York, New York.

                                    Experts

         Our audited financial statements as of December 31, 1999 and 1998 and for the fiscal years then ended are included herein and in the registration statement in reliance upon the reports of BDO Seidman, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. Such reports contain an explanatory paragraph regarding the Company's ability to continue as a going concern.

         We engaged new independent accountants as of April 27, 2000. There were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO Seidman, LLP would have caused them to make reference thereto in their report on our financial statements for the fiscal years ended December 31, 1999 and 1998.

                                         Worlds.com Inc.

                                  INDEX TO FINANCIAL STATEMENTS

                                                                                     Page
UNAUDITED FINANCIAL STATEMENTS                                                       ----
Balance Sheet at September 30, 2000                                                F-2

Statements of Operations for the Three Months and Nine Months
   September 30, 1999 and 2000                                                     F-3

Statement of Stockholders' Equity (Deficit) for the
   Period from December 31, 1998 to September 30, 2000                           F-4 - F-5

Statements of Cash Flows for the Nine Months
   Ended September 30, 1999 and 2000                                               F-6

Notes to Financial Statements                                                   F-7 - F-9


AUDITED FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants                                 F-10

Financial Statements

Balance Sheets as of December 31, 1998 and 1999                                    F-11

Statements of Operations for the Period from April 8, 1997                         F-12
        (inception) to December 31, 1997, the Years Ended December 31,
        1998 and 1999 and  Cumulative,  for the Period from April
        8, 1997 (inception) to December 31, 1999

Statement of Stockholders' Equity (Deficit) for the                              F-13 - F-14
        Period from April 8, 1997 (inception) to December 31, 1999

Statements of Cash Flows for the Period  from April 8, 1997 (inception)            F-15
        to December 31, 1997,  the Years Ended  December 31, 1998 and
        1999 and Cumulative, for the Period from April 8, 1997
        (inception) to December 31, 1999

Summary of Accounting Policies                                                   F-16 - F-20

Notes to Financial Statements                                                    F-21 - F-36

                                Worlds.com Inc.

                                  BALANCE SHEET

                               September 30, 2000
                                   (unaudited)


                                     ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                      $    715,172
    Accounts receivable                                                 183,546
    Prepaid expenses and other current assets                           267,523
    Inventories                                                         344,363
                                                                     ----------
         Total current assets                                         1,510,604

DEPOSITS                                                                 25,000

PROPERTY, EQUIPMENT AND SOFTWARE
    DEVELOPMENT, NET OF ACCUMULATED
    DEPRECIATION AND AMORTIZATION                                     1,329,968

INTANGIBLE ASSET - NET                                                  708,763
                                                                     ----------
                                                                   $  3,574,335
                                                                     ==========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT


CURRENT LIABILITIES
    Accounts payable                                               $  1,346,470
    Accrued expenses                                                    688,671
    Deferred revenue                                                    730,454
    Current maturities of notes payable                               2,084,993
                                                                     ----------
         Total current liabilities                                    4,850,588

LONG-TERM PORTION, NOTES PAYABLE                                         36,673
                                                                     ----------
         Total liabilities                                            4,887,261

COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT)
    Common stock, $.001 par value - authorized, 65,000,000
       shares; issued, 19,204,177 shares                                 19,203
    Additional paid-in capital                                       17,662,162
    Accumulated deficit                                             (18,994,291)
                                                                     ----------
                                                                     (1,312,926)
                                                                     ----------
                                                                   $  3,574,335
                                                                     ==========

         The accompanying notes are an integral part of this statement.


                                Worlds.com Inc.

                            STATEMENTS OF OPERATIONS
                                   (unaudited)



                                                            Three months ended September 30,         Nine months ended Sept. 30,
                                                               1999                 2000                1999                2000
                                                               ----                 ----                ----                ----

Net revenues                                               $    148,682        $    404,946        $    241,607        $    918,710

Costs and expenses
    Cost of revenues                                             98,428             127,401             168,783             339,713
    Selling, general and administrative                         962,228           2,032,432           2,852,723           6,851,421
                                                           ------------        ------------        ------------        ------------

         Operating loss                                        (911,974)         (1,754,887)         (2,779,899)         (6,272,424)
                                                           ------------        ------------        ------------        ------------

Other income (expense)
    Interest income                                              20,053              14,992              38,019              83,045
    Interest expense                                            (33,284)            (44,487)           (102,206)           (130,260)
                                                           ------------        ------------        ------------        ------------

         NET LOSS                                          $   (925,205)       $ (1,784,382)       $ (2,844,086)       $ (6,319,639)
                                                           ============        ============        ============        ============

Loss per share (basic and diluted)                         $       (.06)       $       (.09)       $       (.16)       $       (.34)
                                                           ============        ============        ============        ============

Weighted average common shares outstanding
    Basic and diluted                                        16,083,709          19,204,177          17,300,203          18,690,777
                                                           ============        ============        ============        ============


        The accompanying notes are an integral part of these statements.


                                Worlds.com Inc.

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

               Period from December 31, 1998 to September 30, 2000
                                   (unaudited)
                                                                                   Common stock              Additional
                                                                                   ------------                paid-in
                                                                              Shares          Amount           capital
                                                                              ------          ------         ----------
Balance, December 31, 1998                                                18,031,996         $18,032      $  8,401,970

Issuance of warrants for consulting services (April 1999)                                                      465,000
Contribution of 1,500,000 shares by founders to treasury (April 1999)
  and subsequent cancellation                                             (1,500,000)         (1,500)            1,500
Exercise of stock options (April 1999)                                        75,000              75            74,925
Issuance of shares for content supply agreement (June 1999)                   93,750              93           374,907
Issuance of shares to agent for content supply agreement (July 1999)          50,000              50           199,950
Sale of shares in private offering memorandum, net (June through
  September 1999)                                                            892,500             893         3,263,081
Issuance of options for consulting services and software development
  costs (August and September 1999)                                                                            368,230
Issuance of shares for legal and consulting services (September 1999)         20,000              20            79,980
Cancellation of treasury shares (September 1999)                            (113,465)           (113)          (64,630)
Exercise of warrants (November 1999)                                          95,000              95            94,905
Issuance of shares for content supply agreement (December 1999)               93,750              93           374,907
Net loss for the year ended December 31, 1999
                                                                          ------------       --------     -------------

Balance, December 31, 1999                                                17,738,531          17,738        13,634,725

Exercise of stock options (March 2000)                                       215,000             215           135,285
Sale of shares in private offering memorandum, net (March 2000)              976,597             976         3,242,981
Issuance of stock options for consulting and advertising services
  (March 2000)                                                                                                 138,231
Sale of shares in private offering memorandum, net (April 2000)              142,049             142           464,858
Issuance of shares for Inventory (April 2000)                                 32,000              32            67,968
Adjustment to capitalize software for options                                                                 (200,000)
Issuance of shares to agent for content supply agreement (July 2000)         100,000             100           143,650
Issuance of Stock options for consulting services July through September                                        34,464
Net loss for the nine months ended September 30, 2000
                                                                          ------------       --------     -------------

Balance, September 30, 2000                                               19,204,177         $19,203       $17,662,162
                                                                          ==========         =======       ===========

(continued on next page)


                                Worlds.com Inc.

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

               Period from December 31, 1998 to September 30, 2000
                                   (unaudited)
                                                 (continued from previous page)
                                                                                    Deficit
                                                                                  accumulated                        Total
                                                                                  during the                     stockholders
                                                                                  development       Treasury        equity
                                                                                     stage            stock        (deficit)
                                                                                 ------------       --------     ------------
Balance, December 31, 1998                                                     $  (9,335,152)      $(64,743)    $  (979,893)

Issuance of warrants for consulting services (April 1999)                                                           465,000
Contribution of 1,500,000 shares by founders to treasury (April 1999)
  and subsequent cancellation
Exercise of stock options (April 1999)                                                                               75,000
Issuance of shares for content supply agreement (June 1999)                                                         375,000
Issuance of shares to agent for content supply agreement (July 1999)                                                200,000
Sale of shares in private offering memorandum, net (June through
  September 1999)                                                                                                 3,263,974
Issuance of options for consulting services and software development
  costs (August and September 1999)                                                                                 368,230
Issuance of shares for legal and consulting services (September 1999)                                                80,000
Cancellation of treasury shares (September 1999)                                                     64,743
Exercise of warrants (November 1999)                                                                                 95,000
Issuance of shares for content supply agreement (December 1999)                                                     375,000
Net loss for the year ended December 31, 1999                                     (3,339,500)                    (3,339,500)
                                                                             ---------------     -----------     ----------

Balance, December 31, 1999                                                       (12,674,652)            -          977,811

Exercise of stock options (March 2000)                                                                              135,500
Sale of shares in private offering memorandum, net (March 2000)                                                   3,243,957
Issuance of stock options for consulting and advertising services
  (March 2000)                                                                                                      138,231
Sale of shares in private offering memorandum, net (April 2000)                                                     465,000
Issuance of shares for Inventory (April 2000)                                                                        68,000
Adjustment to capitalize software for options                                                                      (200,000)
Issuance of shares to agent for content supply agreement (July 2000)                                                143,750
Issuance of Stock options for consulting services July through September                                             34,464
Net loss for the nine months ended September 30, 2000                             (6,319,639)                    (6,319,639)
                                                                              ---------------     -----------     ----------

Balance, September 30, 2000                                                     $(18,994,291)              -    $(1,312,926)
                                                                               ==============    ============   ============


        The accompanying notes are an integral part of these statements.


                                Worlds.com Inc.

                             STATEMENT OF CASH FLOWS

                         Nine months ended September 30,
                                   (unaudited)

                                                                                             1999                    2000
                                                                                             ----                    ----
Cash flows from operating activities
    Net loss                                                                           $  (2,844,086)            $(6,319,639
    Adjustments to reconcile net loss to net cash used in
      operating activities
        Depreciation and amortization                                                        160,113                 994,284
        Consulting and advertising expense related to the issuance
           of stock options and warrants                                                     469,400                 172,695
        Issuance of shares for legal and consulting services                                  80,000
        Changes in operating assets and liabilities
           Accounts receivable                                                              (106,355)                 (6,331
           Inventories                                                                      (104,040)                (54,852
           Prepaid expenses and other current assets                                        (106,838)               (192,853
           Long Term Deposit                                                                                         (25,000)
           Accounts payable and accrued expenses                                             172,833                 853,662
           Deferred revenue                                                                                          230,454
                                                                                       --------------           -------------
         Net cash used in operating activities                                            (2,278,973)             (4,347,580
                                                                                       --------------           -------------
Cash flows from investing activities
   Acquisition of property and equipment                                                     (23,178)               (106,830
   Additions to software development costs                                                  (573,865)               (496,055
                                                                                       --------------           -------------
         Net cash used in investing activities                                              (597,043)               (602,885
                                                                                       --------------           -------------
Cash flows from financing activities
    Proceeds from sale of common stock in private offering memorandum                      3,263,974               3,708,957
    Proceeds from exercise of options                                                         75,000                 135,500
                                                                                       --------------           -------------
         Net cash provided by financing activities                                         3,338,974               3,844,457
                                                                                       --------------           -------------
         Net increase (decrease) in cash and cash equivalents                                462,958              (1,106,008
Cash and cash equivalents, beginning of period                                             1,581,764               1,821,180
                                                                                       --------------           -------------

Cash and cash equivalents, end of period                                               $   2,044,722              $  715,172
                                                                                       ==============            ===========

Supplemental disclosures of cash flow information:
   Cash paid during the year for
     Interest                                                                          $       -                  $     -
     Income taxes                                                                              -                        -

Noncash investing and financing activities:
   Issuance of an option to purchase 73,245 shares of common stock at $3.87 per share to the placement agent in connection with the private placement in March 2000.

   Issuance of stock options for consulting and advertising services of $172,695 in the period ended September 30, 2000.

   Issuance of stock valued at $68,000 for Inventory in April 2000.

   Issuance of stock valued at $143,750 as an introduction fee.


        The accompanying notes are an integral part of these statements.

                                Worlds.com Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           September 30, 2000 and 1999
                                   (unaudited)


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

     Nature of Business

     The Company designs, develops and markets three-dimensional ("3D") music-oriented Internet sites on the World Wide Web. These web sites utilize 3D technologies. The Company also sells music and sports-related merchandise through its website.

     Basis of Presentation

     The accompanying financial statements are unaudited; however, in the opinion of management, all adjustments necessary for a fair statement of financial position and results for the stated periods have been included. These adjustments are of a normal recurring nature. Selected information and footnote disclosures have been prepared in accordance with generally accepted accounting principles applicable to the interim financial information and the rules and regulations promulgated by the Securities and Exchange Commission. Results for interim periods are not necessarily indicative of the results to be expected for an entire fiscal year. These condensed financial statements should be read in conjunction with the audited financial statements and accompanying notes for the Company for the year ended December 31, 1999. In prior years, the Company was classified as a development stage enterprise.

     Software Development Costs

     In accordance with the provisions of Statement of Financial Accounting Standards No.86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," software development costs incurred by the Company subsequent to establishing technological feasibility of the resulting product or enhancement and until the product is available for general release to customers are capitalized and carried at the lower of unamortized cost or net realizable value. Net realizable value is determined based on estimates of future revenues to be derived from the sale of the software product reduced by the costs of completion and disposing of the product.

     $574,000 was capitalized and included in property, equipment and software development during the period ended September 30, 1999 and $496,000 was capitalized in the nine months ending September 30, 2000. Amortization of the costs capitalized commenced in the first quarter of 1999, based on current and anticipated future revenues for each product or enhancement with an annual minimum equal to straight-line amortization over the remaining estimated economic life of the product or enhancement. Software development costs are being amortized over a periods of between two and three years. Amortization expense charged to operations for the nine months ended September 30, 1999 and 2000 was $92,000 and $349,309, respectively.

                                Worlds.com Inc.

                           September 30, 2000 and 1999
                                   (unaudited)


NOTE 1 (continued)

     Deferred Financing Costs

     The Company has deferred costs associated with a planned offering aggregating approximately $189,000, which are included in the accompanying balance sheet in prepaid and other current assets. When the offering occurs these costs will be offset against the proceeds. If the offering does not occur, these costs will be expensed.

     Loss Per Share

     Basic and diluted loss per share is calculated by dividing the net loss by the weighted average number of shares of common stock outstanding during each period. The common stock equivalents, which would arise from the exercise of stock options and warrants, are excluded from calculation of diluted loss per share since their effect is antidilutive. Therefore, the amounts reported for basic and diluted loss per share are the same.

     Stock-Based Compensation

     In the third quarter of 2000, the Company granted options to purchase an aggregate of 840,000 shares of common stock to directors, officers and employees of, and certain consultants to the Company at an exercise price of $2. In the first quarter of 2000, the Company granted options to purchase an aggregate of 1,028,500 shares of common stock to directors, officers and employees of, and certain consultants to the Company at exercise prices ranging from $3.00 to $9.00. In connection with options issued to nonemployees, the Company recorded consulting and advertising expense of approximately $173,000 for the fair market value of the options using the Black-Scholes calculation.

     In May 2000, the Company issued 32,000 shares of common stock to an employee in connection with an inventory purchase agreement.

     In July 2000, the Company issued 100,000 shares of common stock to a brokerage agent in connection with the contract with British
     Telecommunications.

                                Worlds.com Inc.

                           September 30, 2000 and 1999
                                   (unaudited)


NOTE 2 - GOING CONCERN

     As discussed in Note 3, the Company completed a private placement during the first quarter of 2000, raising net proceeds of $3,243,957. In April of 2000, the Company raised an additional $465,000 through another private placement of 142,045 shares of common stock.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since its inception, the Company has had minimal revenues from operations. There can be no assurance that the Company will be able to obtain the substantial additional capital resources necessary to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. The Company is pursuing sources of additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations.

     These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


NOTE 3 - PRIVATE PLACEMENT

     On March 31, 2000, the Company sold 976,598 shares of common stock through a private placement. In connection with the Private Placement, the placement agent received an option to purchase 73,245 shares of the Company's common stock at $3.87 per share for five years. Cumulative net proceeds, after commissions and expenses of the offering, aggregated $3,243,957.

     On April 7, 2000, the Company sold 142,045 shares of common stock through a private placement. Cumulative net proceeds, after commissions and expenses of the offering, aggregated $465,000.

     In November 2000, the Company's Chairman, Steven Chrust, loaned the Company $250,000. This loan is evidenced by a promissory note bearing interest at the rate of 8% per annum and is payable in January 2002. In connection with this loan, the Company also issued Mr. Chrust warrants to purchase 375,000 shares of its common stock at a per-share exercise price of $0.50 per share. The principal of the loan will automatically convert into the securities the Company sells in its next financing of at least $500,000 on the same terms incurred by investors in such offering.

Report of Independent Certified Public Accountants

Worlds.com Inc.
Boston, Massachusetts

We have audited the accompanying balance sheets of Worlds.com Inc. (the "Company") (a development stage enterprise) as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from April 8, 1997 (inception) to December 31, 1997 and for the years ended December 31, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Worlds.com Inc. at December 31, 1998 and 1999, and the results of it operations and its cash flows for the period from April 8, 1997 (inception) to December 31, 1997 and for the years ended December 31, 1998 and 1999, in conformity with generally accepted accounting principles.

As discussed in Note 1, the accompanying financial statements have been prepared assuming Worlds.com Inc. will continue as a going concern. The Company is in the development stage and has incurred losses since its inception, has a working capital deficiency, has had minimal revenues from operations and will require substantial additional funds for development and marketing of its products. These matters raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BDO Seidman, LLP

New York, New York

March 10, 2000

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                                  Balance Sheets
--------------------------------------------------------------------------------

 December 31,                                                                            1998                   1999
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Assets
 Current:
    Cash and cash equivalents                                                    $  1,581,764         $    1,821,180
    Accounts receivable                                                                     -                177,215
    Prepaid expenses and other current assets                                          53,486                 74,670
    Inventories                                                                        58,516                221,511
 ----------------------------------------------------------------------- ---------------------- ----------------------
         Total current assets                                                       1,693,766              2,294,576
 Property, equipment and software development, net of accumulated
    depreciation and amortization (Note 5)                                            214,246              1,353,047
 Intangible asset (Note 6)                                                                  -              1,133,334
 ----------------------------------------------------------------------- ---------------------- ----------------------
                                                                                 $  1,908,012         $    4,780,957
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Liabilities and Stockholders' Deficit
 Current:
    Accounts payable (Note 12)                                                   $    319,906         $      370,037
    Accrued expenses (Note 12)                                                        446,333                811,443
    Deferred revenue (Note 8(d))                                                            -                500,000
    Current maturities of notes payable (Note 7)                                      246,648              2,054,996
 ----------------------------------------------------------------------- ---------------------- ----------------------
         Total current liabilities                                                  1,012,887              3,736,476
 Long-term portion, notes payable (Note 7)                                          1,875,018                 66,670
 ----------------------------------------------------------------------- ---------------------- ----------------------
         Total liabilities                                                          2,887,905              3,803,146
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Commitments (Note 8)
 Stockholders' equity (deficit) (Notes 2, 3 and 9):
    Common stock, $.001 par value - shares authorized 65,000,000;
       issued 18,031,996 and 17,738,531                                                18,032                 17,738
    Additional paid-in capital                                                      8,401,970             13,634,725
    Deficit accumulated during the development stage                               (9,335,152)           (12,674,652)
 ----------------------------------------------------------------------- ---------------------- ----------------------
                                                                                     (915,150)               977,811
    Treasury stock, at cost, 113,465 shares in 1998 (Note 2)                          (64,743)                     -
 ----------------------------------------------------------------------- ---------------------- ----------------------
         Total stockholders' equity (deficit)                                        (979,893)               977,811
 ----------------------------------------------------------------------- ---------------------- ----------------------
                                                                                 $  1,908,012         $    4,780,957
 ----------------------------------------------------------------------- ---------------------- ----------------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)

                                                        Statements of Operations
--------------------------------------------------------------------------------

                                                                                                        Cumulative,
                                           Period from                                                  period from
                                          April 8, 1997                                                April 8, 1997
                                          (inception) to          Year ended December 31,             (inception) to
                                           December 31,   ---------------------------------------       December 31,
                                             1997(a)              1998                1999                1999(a)
 ------------------------------------ ------------------- ------------------- --------------------   -----------------
 Net revenues                          $        1,420         $      29,110        $    507,499         $    538,029
 Costs and expenses:
    Cost of revenues                                -               (29,279)           (318,553)            (347,832)
    Selling, general and
       administrative                        (675,030)           (2,650,703)         (3,428,236)          (6,753,969)
    Research and development                        -              (992,932)                  -             (992,932)
    Acquired research and
       development (Note 1)                (6,135,538)                    -                   -           (6,135,538)
 ------------------------------------ ------------------- ------------------- -------------------- -------------------
         Operating loss                    (6,809,148)           (3,643,804)         (3,239,290)         (13,692,242)
 Other income (expenses):
    Gain resulting from reversal of
       certain predecessor
       liabilities (Note 12)                        -               810,140                   -              810,140
    Interest income                            13,593               124,006              56,945              194,544
    Interest expense                          (16,692)             (111,570)           (157,155)            (285,417)
 ------------------------------------ ------------------- ------------------- -------------------- -------------------
         Loss before extraordinary
            item                           (6,812,247)           (2,821,228)         (3,339,500)         (12,972,975)
 Extraordinary item - gain on debt
    settlement (Note 11)                      125,776               172,547                   -              298,323
 ------------------------------------ ------------------- ------------------- -------------------- -------------------
 Net loss                              $   (6,686,471)        $  (2,648,681)       $ (3,339,500)        $(12,674,652)
 ------------------------------------ ------------------- ------------------- -------------------- -------------------
 Loss per share (basic and diluted)
    (Note 13):
       Loss before extraordinary
         item                          $         (.73)        $        (.16)       $       (.19)
       Extraordinary item                         .01                   .01                   -
 ------------------------------------ ------------------- ------------------- --------------------
         Net loss per share (basic
            and diluted)               $         (.72)        $        (.15)       $       (.19)
 ------------------------------------ ------------------- ------------------- --------------------
 Weighted average common shares
    outstanding:
       Basic and diluted                    9,336,569            17,170,288          17,377,808
 ------------------------------------ ------------------- ------------------- --------------------

 --------------
(a) Includes the results of Predecessor and Academic which were merged into the Company on December 3, 1997.
--------------------------------------------------------------------------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)

                                    Statements of Stockholders' Equity (Deficit)
                                                                        (Note 9)
--------------------------------------------------------------------------------

Period from April 8, 1997 (inception) to December 31, 1999
--------------------------------------------------------------------------------

                                                                                                                          Deficit
                                                                                                                        accumulated
                                                                                 Common stock           Additional       during the
                                                                         ----------------------------    paid-in         development
                                                                             Shares         Amount       capital           stage
 ----------------------------------------------------------------------- -------------- -------------- -------------- -------------
 Issuance of common stock to founding stockholders                          8,400,000       $  8,400    $   195,600   $
 Sale of shares in private offering memorandum and shares issued to
    placement agent, net (Note 3)                                           4,810,000          4,810      3,689,866              -
 Issuance of shares to Academic Computer Systems, Inc. (Note 2)               910,000            910        557,116              -
 Issuance of shares pursuant to merger with predecessor (Note 2)            1,999,996          2,000      1,998,000              -
 Capital contribution resulting from forgiveness of debt to
    shareholders of predecessor (Note 7)                                            -              -        221,000              -
 Net loss for the period April 8 to December 31, 1997                               -              -              -     (6,686,471)
 ----------------------------------------------------------------------- -------------- -------------- -------------- -------------
 Balance, December 31, 1997                                                16,119,996         16,120      6,661,582     (6,686,471)
 Sale of shares in private offering memorandum (January 1998) (Note 3)         30,000             30         26,470              -
 Sale of shares in public offering of common stock, net
    (June 1998) (Note 3)                                                    1,832,000          1,832      1,713,968              -
 Purchase of 113,465 treasury shares (June 1998) (Note 2)                           -              -              -              -
 Conversion of employee stock options into shares (October 1998)               50,000             50            (50)             -
 Net loss for the year ended December 31, 1998                                      -              -              -     (2,648,681)
 ----------------------------------------------------------------------- -------------- -------------- -------------- -------------
 Balance, December 31, 1998                                                18,031,996         18,032      8,401,970     (9,335,152)
 Issuance of warrants for consulting services (April 1999) (Note 8(c))              -              -        465,000              -
 Contribution of 1,500,000 shares by founders to treasury (April 1999)
    and subsequent cancellation (Note 8(c))                                (1,500,000)        (1,500)         1,500              -
 Exercise of stock options (April 1999)                                        75,000             75         74,925              -
 Issuance of shares for content supply agreement (June 1999) (Note 6)          93,750             93        374,907              -
 Issuance of shares to agent for content supply agreement (July 1999)
    (Note 6)                                                                   50,000             50        199,950              -
 Sale of shares in private offering memorandum, net (June through
    September 1999) (Note 3)                                                  892,500            893      3,263,081              -
 Issuance of options for consulting services and software development
    costs (August and September 1999)                                               -              -        368,230              -
 Issuance of shares for legal and consulting services (September 1999)         20,000             20         79,980              -
 Cancellation of treasury shares (September 1999) (Note 2)                   (113,465)          (113)       (64,630)             -
 Exercise of warrants (November 1999)                                          95,000             95         94,905              -
 Issuance of shares for content supply agreement (December 1999)
    (Note 6)                                                                   93,750             93        374,907              -
 Net loss for the year ended December 31, 1999                                      -              -              -     (3,339,500)
 ----------------------------------------------------------------------- -------------- -------------- -------------- -------------
 Balance, December 31, 1999                                                17,738,531       $ 17,738    $13,634,725   $(12,674,652)
 ----------------------------------------------------------------------- -------------- -------------- -------------- -------------
                                      F-13
(continued)
                                                                     (continued)
                                                                                            Total
                                                                                         stockholders'
                                                                            Treasury        equity
                                                                             stock         (deficit)
-----------------------------------------------------------------------  -------------- --------------
Issuance of common stock to founding stockholders                        $          -   $    204,000
Sale of shares in private offering memorandum and shares issued to
   placement agent, net (Note 3)                                                    -      3,694,676
Issuance of shares to Academic Computer Systems, Inc. (Note 2)                      -        558,026
Issuance of shares pursuant to merger with predecessor (Note 2)                     -      2,000,000
Capital contribution resulting from forgiveness of debt to
   shareholders of predecessor (Note 6)                                             -        221,000
Net loss for the period April 8 to December 31, 1997                                -     (6,686,471)
-----------------------------------------------------------------------  -------------- --------------
Balance, December 31, 1997                                                          -         (8,769)
Sale of shares in private offering memorandum (January 1998) (Note 3)               -         26,500
Sale of shares in public treasury offering of common stock, net
   (June 1998) (Note 3)                                                             -      1,715,800
Purchase of 113,465 treasury shares (June 1998) (Note 2)                      (64,743)       (64,743)
Conversion of employee stock options into shares (October 1998)
   (Note 8)                                                                         -              -
Net loss for the year ended December 31, 1998                                       -     (2,648,681)
-----------------------------------------------------------------------  -------------- --------------
Balance, December 31, 1998                                                    (64,743)      (979,893)
Issuance of warrants for consulting services (April 1999) (Note 8(c))               -        465,000
Contribution of 1,500,000 shares by founders to treasury (April 1999)
   and subsequent cancellation (Note 8(c))                                          -              -
Exercise of stock options (April 1999)                                              -         75,000
Issuance of shares for content supply agreement (June 1999) (Note 6)                -        375,000
Issuance of shares to agent for content supply agreement (July 1999)
   (Note 6)                                                                         -        200,000
Sale of shares in private offering memorandum, net (June through
   September 1999) (Note 3)                                                         -      3,263,974
Issuance of options for consulting services and software development
   costs (August and September 1999)                                                -        368,230
Issuance of shares for legal and consulting services (September 1999)               -         80,000
Cancellation of treasury shares (September 1999) (Note 2)                      64,743              -
Exercise of warrants (November 1999)                                                -         95,000
Issuance of shares for content supply agreement (December 1999)
   (Note 6)                                                                         -        375,000
Net loss for the year ended December 31, 1999                                       -     (3,339,500)
-----------------------------------------------------------------------  -------------- --------------
Balance, December 31, 1999                                               $           -  $    977,811
-----------------------------------------------------------------------  -------------- --------------

                                See accompanying summary of accounting policies
                                             and notes to financial statements.

                                                                Worlds.com Inc.
                                               (a development stage enterprise)

                                                       Statements of Cash Flows
                                                                      (Note 14)
--------------------------------------------------------------------------------

                                                                                                       Cumulative,
                                                       Period from                                     period from
                                                      April 8, 1997                                   April 8, 1997
                                                     (inception) to      Year ended December 31,     (inception) to
                                                      December 31,   --------------------------------  December 31,
                                                         1997(a)       1998                1999         1999
 ---------------------------------------------------- -------------- ---------------- --------------- ---------------
Cash flows from operating activities:
    Net loss                                             $(6,686,471)   $(2,648,681)    $(3,339,500)   $(12,674,652)
 ----------------------------------------------------  -------------- --------------- --------------- ---------------
    Adjustments to reconcile net loss to net cash
     used in operating activities:
         Loss on disposal of fixed assets                          -         54,041               -          54,041
         Depreciation and amortization                        16,323        129,752         282,674         428,749
         Gain resulting from reversal of certain
            predecessor liabilities                                -       (810,140)              -        (810,140)
         Gain on debt settlement                            (125,776)      (172,547)              -        (298,323)
         Acquired research and development                 6,135,538              -               -       6,135,538
         Allowance for doubtful accounts                        (538)           538               -               -
         Issuance of warrants for consulting services              -              -         465,000         465,000
         Issuance of options for consulting services               -              -          13,226          13,226
         Issuance of shares for legal and consulting
            services                                               -              -          80,000          80,000
         Changes in operating assets and liabilities,
            net of effects from merger with
            Predecessor and Academic:
               Accounts receivable                                 -              -        (177,215)       (177,215)
               Inventories                                         -        (58,516)       (162,995)       (221,511)
               Prepaid expenses and other current
                 assets                                       93,716         20,689         (21,184)         93,221
               Accounts payable and accrued expenses         214,361        151,829         235,572         601,762
               Deferred revenue                                    -              -         500,000         500,000
 ------------------------------------------------------ -------------- --------------- --------------- ---------------
                  Total adjustments                         6,333,624       (684,354)      1,215,078       6,864,348
 ------------------------------------------------------ -------------- --------------- --------------- ---------------
                  Net cash used in operating activities      (352,847)    (3,333,035)     (2,124,422)     (5,810,304)
 ------------------------------------------------------ -------------- --------------- --------------- ---------------
  Cash flows from investing activities:
    Acquisition of property and equipment                          -        (28,587)       (161,619)       (190,206)
    Additions to software development costs                        -       (160,000)       (783,517)       (943,517)
    Additions to intangible asset                                  -              -        (125,000)       (125,000)
 ------------------------------------------------------ -------------- --------------- --------------- ---------------
                 Net cash used in investing activities             -       (188,587)     (1,070,136)     (1,258,723)
 ------------------------------------------------------ -------------- --------------- --------------- ---------------
 Cash flows from financing activities:
    Proceeds from sale of common stock to founding
       stockholders                                          204,000              -               -         204,000
    Proceeds from sale of common stock in private
       offering memorandum                                 3,694,676         26,500       3,263,974       6,985,150
    Proceeds from sale of common stock in public
       offering                                                    -      1,715,800               -       1,715,800
    Proceeds from exercise of options                              -              -          75,000          75,000
    Proceeds from exercise of warrants                             -              -          95,000          95,000
    Payment of conversion price of shares to certain
       stockholders                                                -        (64,743)              -         (64,743)
    Payments on note payable                                  (4,000)      (116,000)              -        (120,000)
 ------------------------------------------------------ -------------- --------------- --------------- ---------------
                 Net cash provided by financing
                    activities                             3,894,676      1,561,557       3,433,974       8,890,207
 ------------------------------------------------------ -------------- --------------- --------------- ---------------
 Net increase (decrease) in cash and cash equivalents      3,541,829     (1,960,065)        239,416       1,821,180
 Cash and cash equivalents, beginning of period                    -      3,541,829       1,581,764               -
 ------------------------------------------------------ -------------- --------------- --------------- ---------------
 Cash and cash equivalents, end of period                $ 3,541,829    $ 1,581,764     $ 1,821,180    $  1,821,180
 ------------------------------------------------------ -------------- --------------- --------------- ---------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------

Definitions              The Company is the resulting entity of two
                         contemporaneous mergers (the "Mergers") of Worlds Inc., a Delaware corporation ("Predecessor"), with and into Worlds Acquisition Corp., a Delaware corporation
                         ("WAC"), and WAC with and into Academic Computer
                         Systems, Inc., a New Jersey corporation ("Academic"), which changed its name to Worlds.com Inc. While
                         Academic was the legal entity that survived the Mergers, WAC was the accounting acquiror in both
                         Mergers. The Company's fiscal year-end is December 31.

                         The term the "Company," as used herein, refers to the consolidated entity resulting from the two contemporaneous Mergers, as well the pre-merger Predecessor, WAC and Academic; however, Predecessor, WAC and Academic are hereinafter sometimes referred to separately as the context requires.

Nature of Business       WAC was incorporated on April 8, 1997 to design,
                         develop and market three-dimensional ("3D") music oriented Internet sites on the World Wide Web. These web sites utilize 3D technologies developed by Predecessor. The Company also sells music and sports related merchandise through its website.

Revenue Recognition      Revenue from technology development and licensing
                         contracts is recognized upon the attainment of contractual milestones (approximating the percentage-of-completion method).

                         Deferred revenue represents cash received in advance to be offset against royalties to be earned.

Basis of Presentation    The financial statements include the results of
                         operations of Predecessor and Academic from December 3, 1997, the date of the Mergers (the "Merger
                         Date").

                         The financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises," which requires development stage enterprises to employ the same accounting principles as operating companies.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------


Fair Value of Financial  The carrying amounts of financial instruments,
Instruments              including cash and short-term debt, approximated fair
                         value as of December 31, 1999 because of the relatively short maturity of the instruments. The carrying value of long-term debt, including the current portion, approximates fair value as of December 31, 1999, based upon quoted market prices for similar debt issues.

Use of Estimates         The preparation of financial statements in conformity
                         with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash            Cash and cash equivalents are comprised of highly
Equivalents              liquid money market instruments, which have original
                         maturities of three months or less at the time of purchase.

Property and Equipment   Property and equipment and intangible assets are stated
and Intangible Assets    at cost. Depreciation and amortization are calculated
                         using the straight-line method over the estimated useful lives of the assets, which range from two to five years.

Inventory                Inventories consist of merchandise held for resale and
                         are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------


Software Development     In accordance with the provisions of SFAS No. 86,
Costs                    "Accounting for the Costs of Computer Software to be
                         Sold, Leased, or Otherwise Marketed", software development costs incurred by the Company subsequent to establishing technological feasibility of the resulting product or enhancement and until the product is available for general release to customers are capitalized and carried at the lower of unamortized cost or net realizable value. Net realizable value is determined based on estimates of future revenues to be derived from the sale of the software product reduced by the costs of completion and disposing of the product. During the fourth quarter of 1998 technological feasibility of the company's software was established. In this regard $160,000 and $1,193,190
                         (aggregating $1,353,190), were capitalized and included in property, equipment and software development as of December 31, 1998 and 1999, respectively. Amortization of the costs capitalized commenced in the first quarter of 1999, based on current and anticipated future revenues for each product or enhancement with an annual minimum equal to straight-line amortization over the remaining estimated economic life of the product or enhancement. All software development costs are being amortized over a period of three years. Amortization expense charged to operations for the year ended
                         December 31, 1999 was $151,890.

Research and             Research and development costs are expensed as
Development Costs        incurred.

Income Taxes             The Company uses the liability method of accounting for
                         income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------


Loss Per Share           The Company has adopted SFAS No. 128, "Earnings per
                         Share," which provides for the calculation of "basic" and "diluted" earnings/loss per share. Basic earnings/loss per share includes no dilution and is computed by dividing income/loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings/loss per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of stock options and warrants. The common stock equivalents which would arise from the exercise of stock options and warrants are excluded from calculation of diluted loss per share since their effect is anti-dilutive. Therefore, the amounts reported for basic and diluted loss per share are the same.

Stock-Based              In October 1995, the FASB issued SFAS No. 123,
Compensation             "Accounting for Stock-Based Compensation" ("SFAS No.
                         123"). SFAS No. 123 encourages entities to adopt the fair value method in place of the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), for all arrangements under which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of its stock. The Company has not adopted the fair value method encouraged by SFAS No.
                         123 and will continue to account for such transactions in accordance with APB No. 25.

Comprehensive Income     Effective January 1, 1998, the Company adopted SFAS No.
                         130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.
                         Adoption of the standard has had no effect on financial statement disclosures since there were no items of comprehensive income during the periods presented.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------


Recent Accounting        In June 1998, the Financial Accounting Standards Board
Pronouncements           issued SFAS No. 133 "Accounting for Derivative
                         Instruments and Hedging Activities," which requires entities to recognize all derivative financial instruments as either assets or liabilities in the balance sheet and measure these instruments at fair value. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal years beginning after June 15, 2000. The Company does not presently enter into any transactions involving derivative financial instruments and, accordingly, does not anticipate that the new standard will have any effect on its financial statements.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


1. Going Concern    As discussed in Notes 2 and 3, the Company completed a
                    private placement during the fourth quarter of 1997 raising gross proceeds of $4,415,000, consummated a merger agreement during December 1997 with a development stage enterprise, Predecessor, completed a public offering in June 1998 raising gross proceeds of $1,832,000, and completed a private placement during the third quarter of 1999, raising gross proceeds of $3,540,000. Predecessor had not generated significant revenues from operations and had an accumulated deficit from inception to the Merger Date of $21,236,139 and a capital deficit of $4,135,538. The acquisition of Predecessor by the Company was accounted for as a purchase.
                    Accordingly, $6,135,538, the portion of the purchase allocable to in-process research and development projects that had not reached technological feasibility and had no probable alternative future uses, was expensed by the Company at the date of merger.

                    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage, has incurred significant losses since its inception, and has had minimal revenues from operations since the series of merger transactions. There can be no assurance that the Company will be able to obtain the substantial additional capital resources necessary to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. The Company is pursuing sources of additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations.

                    These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


2. The Mergers      On December 3, 1997, Predecessor was merged with and into
                    WAC in a series of related transactions which included a simultaneous capital transaction between the Company and Academic (the "Mergers") and a private offering of WAC's securities (the "Private Placement"). In both the merger with Predecessor and the capital transaction with Academic, WAC was the acquiror for accounting purposes.

                    The acquisition of Predecessor was accounted for as a purchase whereby all of the common and preferred stock of Predecessor were exchanged for 1,999,996 shares of WAC. The shares issued to Predecessor common and preferred shareholders were valued at $1.00 per share which represented the share value in the private placement that occurred during this time period (see Note 3); a purchase price of approximately $2,000,000. The exchange ratio was determined after extensive negotiation between management of Predecessor and WAC. Predecessor was a development stage company, had not generated significant revenues from operations and had an accumulated deficit from inception to December 3, 1997 of $21,236,139 and a capital deficit of $4,135,538. The assets acquired of Predecessor (cash, prepaid expenses, property and equipment) were recorded at fair market value which approximated book value at December 3, 1997, and, as discussed in Note 1 above, since technological feasibility of the various Predecessor technologies acquired had not been established, the excess purchase price over Predecessor's capital deficit of $6,135,538 was expensed as acquired research and development.

                    Academic was an inactive company with no operations. The value assigned to the 910,000 shares in the capital transaction with Academic on December 3, 1997 represented Academic's net tangible assets (primarily cash) of $558,026. During June 1998, 113,465 shares of common stock were converted at $0.57 per share ($64,743) as a result of certain stockholders dissenting with respect to the Academic/WAC capital transaction of December 3, 1997. Such reacquired shares have been classified as treasury and were cancelled during the third quarter of 1999.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


3. Private Placement  The Private Placement discussed in Note 2 called for
   and Public         WAC to offer for sale a maximum of 50 units (57-1/2
   Offering           with the over-allotment), each consisting of 120,000
                      shares of WAC's common stock (the "Units") at a price of $120,000 per Unit. In connection with the Private
                      Placement, the placement agent was to receive one warrant to purchase one share of WAC's common stock at $1 per share for every $40 of gross proceeds from the sale of the Units. On November 21, 1997, WAC sold 31.67
                      Units with gross proceeds of $3,800,000 (3,800,000 shares) (the "Initial Private Placement Closing") and the placement agent was issued 425,000 shares of common stock. On December 31, 1997, the Company sold 4.88
                      Units with gross proceeds of $585,000 (585,000 shares).
                      On January 2, 1998 a further 30,000 shares were issued with gross proceeds of $30,000. Cumulative net proceeds, after commissions and expenses of the offering, aggregated $3,721,176.

                      WAC agreed to include the shares of common stock underlying the Units sold in the Private Placement (the "Private Placement Shares") in a registration statement to be filed with the Securities and Exchange Commission (the "SEC"). Such registration statement was declared effective on May 1, 1998. During June 1998, WAC sold 1,832,000 shares in a public offering of its stock and received gross proceeds of $1,832,000. Net proceeds, after commissions of this offering, aggregated $1,715,800.

                      During the second and third quarters of 1999, the Company sold 892,500 shares in a private offering and received gross proceeds of $3,540,000. In connection with the private offering, the Company issued warrants to purchase 452,500 shares of common stock at $5.00 per share to the investors in the offering. Broker-dealers assisting the Company in the sale of its securities were issued warrants to purchase 48,000 shares of common stock of the Company at $5.00 per share. Net proceeds, after commissions and expenses of this offering, aggregated $3,263,974.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


4. Agreement and    On June 25, 1998, the Company entered into an agreement
   Plan of Merger   and plan of merger and reorganization (the "Agreement")
                    with Unity First Acquisition Corp., a Delaware corporation ("Unity"), whereby Unity would acquire all of the outstanding shares of the Company in exchange for shares of its own common stock. The acquisition called for each share of the Company's stock being converted into .357 shares of Unity's common stock. At that point, the Company would "reverse-merge" into Unity which would then change its name to "Worlds.com
                    Inc." The Agreement was, among other conditions, subject to approval by both Unity and the Company's stockholders.

                    On October 29, 1998, the Company's stockholders voted in favor of the Agreement, however, Unity did not obtain the super majority of 80% required by Unity's Charter, thereby canceling the proposed plan of merger and reorganization.

5. Property,        A summary of property, equipment and software
   Equipment and    development at December 31, 1998 and 1999 is as follows:
   Software
   Development

                    December 31,                                     1998                   1999
                    ---------------------------------- ---------------------- ----------------------
                    Computers, software and equipment              $426,796            $   599,333
                    Software development costs                      160,000              1,353,190
                    ---------------------------------- ---------------------- ----------------------
                               Total                                586,796              1,952,523
                    Less: Accumulated depreciation
                             and amortization                       372,550                599,476
                    ---------------------------------- ---------------------- ----------------------
                                                                   $214,246            $ 1,353,047
                    ---------------------------------- ---------------------- ----------------------

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


6. Intangible Asset    During June 1999, the Company entered into a content
                       supply agreement for 2D and 3D internet sites offered by an Internet service provider (the "Provider"). The agreement provides for advertising revenue sharing and an e-commerce link to the Company's website which markets music and sports related merchandise.Under the terms of the agreement, the Company paid $125,000 and issued 93,750 shares of common stock upon signing. The brokerage agent of such agreement was issued 50,000 shares of common stock during July 1999 ($200,000).
                       Further, 93,750 shares were issued upon launch of the sites during November 1999 and $125,000, which was accrued at December 31, 1999, was paid during February
                       2000. The total consideration of $1,200,000 is recorded as an intangible asset and is being amortized on a straight-line basis (commencing in the fourth quarter of 1999) over the initial term of the agreement, which expires June 2001. Accumulated amortization at December
                       31, 1999 was $66,666.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


7. Notes Payable    Long-term debt at December 31, 1998 and 1999 consists
                    of the following:

                     December 31,                                             1998             1999
                     --------------------------------------------- ---------------- -----------------

                    Convertible promissory notes payable -
                       stockholders, maturing December 3, 2000,
                       plus interest at 7.5% compounded
                       annually. The notes are convertible into
                       shares of the Company's common stock
                       after December 4, 1999 at $5.625 per
                       share. (Stockholders granted forgiveness
                       of accrued interest of $106,000 on this
                       debt which had previously been assumed as
                       an accrued expense in the merger - see
                       (a) below).                                      $1,685,000       $1,685,000
                     Note payable - technology obligation
                       (noninterest bearing), payable in monthly
                       installments of $3,333 until November 2001          186,666          186,666
                     Note payable - stockholder, payable in
                       monthly installments of $6,944 until
                       December 2000, plus interest at 8%.
                       (Stockholder granted forgiveness of
                       $115,000 which had previously been
                       assumed as an account payable in the
                       merger - see (a) below).                            250,000          250,000
                     --------------------------------------------- ---------------- -----------------
                                                                         2,121,666        2,121,666
                     Less:  Current maturities                             246,648        2,054,996
                     --------------------------------------------- ---------------- -----------------
                            Long-term portion                           $1,875,018       $   66,670
                     --------------------------------------------- ---------------- -----------------

                     --------------
                      (a) As a result of the mergers discussed in Note 2, the Company was granted forgiveness of debt by certain stockholders of Predecessor. Such forgiveness, aggregating $221,000, was accounted for as a contribution of capital to the Company for the period ended December 31, 1997.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------



                    Maturities of long-term debt are as follows:

                     Year ended December 31,
                     --------------------------------------------------------- ----------------------
                     2000                                                                $2,054,996
                     2001                                                                    39,996
                     2002                                                                    26,674
                     --------------------------------------------------------- ----------------------
                                                                                         $2,121,666
                     --------------------------------------------------------- ----------------------


8. Commitments       (a) The Company is obligated under noncancellable operating leases for office space. Minimum annual rental payments are approximately as follows:


                         Year ending December 31,
                         ------------------------------------------------------ ------------------
                         2000                                                           $75,000
                         2001                                                            37,000
                         2002                                                            18,000
                         ------------------------------------------------------ ------------------

                         Rent expense for the period ended December 31, 1997 and the years ended December 31, 1998 and 1999 were approximately $21,000, $112,000, and $156,000, respectively. These amounts include approximately $5,000, $64,000 and $89,000 for the periods, respectively, of rent paid under month-to-month arrangements.

                    (b) The Company anticipates entering into an employment agreement with its president that calls for minimum annual compensation of $175,000. Bonuses will be determined at the discretion of the Board of Directors. The agreement is anticipated to expire in December 2000.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


                    (c) On March 23, 1999, the Company entered into a three-year financial advisory and consulting agreement (that became effective during April
                         1999) with a consulting firm controlled by the Company's Chairman that provides for an annual fee of $120,000, escalating to $300,000 annually if the Company raises $5 million in cash and the market value of the Company's issued and outstanding common stock is no less than $100 million. In addition, the Company granted warrants to such firm to purchase 1,000,000 shares of common stock at $.50 per share. Such warrants were valued at $465,000 and charged to selling, general and administrative expenses in the quarter ended June 30, 1999. The warrants are exercisable through April 13, 2006 and contain anti-dilution provisions and both "demand" and "piggy-back" registration rights.

                         Further, in connection with the above consulting agreement, three founding stockholders of WAC contributed 1,500,000 shares to the capital of the Company. Such shares had been classified as treasury stock and were cancelled during the third quarter of 1999.

                    (d) On December 15, 1999, the Company entered into an additional content supply agreement to provide two customized websites with the Company's 3D technology. Under the terms of the agreement the Company received $500,000 upon signing, which is included in deferred revenue at December 31, 1999. The Company will be entitled to an additional payment of $250,000 upon delivery of the first website.

                         On December 31, 1999, the Company entered into an additional content supply agreement to provide a customized website with the Company's 3D technology. Under the terms of the agreement the Company received $20,000 upon execution of the agreement during January 2000.

                         The above agreements provide for the Company to receive royalty revenue from advertising placements and subscriptions with respect to customized websites.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


9. Stockholders'
   Equity (Deficit)      Stock Option Plan

                         During September 1997, the Board of Directors and stockholders of the Company adopted a stock option plan (the "Option Plan") as an incentive for, and to encourage share ownership by, the Company's officers, directors and other key employees and/or consultants and potential management of possible future acquired companies. The Option Plan provides that options to purchase a maximum of 3,000,000 shares of common stock (subject to adjustment in certain circumstances) may be granted under the Option Plan. The Option Plan also allows for the granting of stock appreciation rights ("SAR's") in tandem with, or independent of, stock options. Any SAR's granted will not be counted against the 3,000,000 limit.

                         The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related Interpretations in accounting for the Option Plan. Under APB 25, no compensation cost was recognized because the exercise price of Worlds' employee stock options equaled the market price of the underlying stock on the date of grant.

                         FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro forma information regarding net loss as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in FASB Statement No. 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998 and 1999, no dividend yield; expected volatility of 46.1% in 1998 and 45.8% in 1999; risk-free interest rate of 4.3% in 1998 and 5.8% in 1999; and expected life of 3.8 years.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------

                         Under the accounting provisions of FASB Statement No. 123, the Company's net loss and net loss per share would have been adjusted to the pro forma amounts indicated below:


                                                     Period from
                                                     inception to        Year ended December 31,
                                                     December 31,   ------------------ -----------------
                                                         1997              1998               1999
                         ------------------------ ----------------- ------------------ -----------------

                         Net loss:
                           As reported                $(6,686,471)      $(2,648,681)       $(3,339,500)
                           Pro forma                   (6,751,856)       (2,654,185)        (3,811,956)

                         Net loss per share
                            (basic and
                            diluted):
                              As reported             $      (.72)      $      (.15)       $      (.19)
                              Pro forma                      (.72)             (.15)              (.22)
                         ------------------------ ----------------- ------------------ -----------------

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------

A summary of the status of the Company's stock option plan as of December 31, 1997, 1998 and 1999, and changes during the years ending on those dates, is presented below:


                                           December 31, 1997                 December 31, 1998                December 31, 1999
                                      -----------------------------     ----------------------------     ---------------------------
                                                       Weighted                          Weighted                         Weighted
                                                        average                          average                           average
                                                       exercise                          exercise                         exercise
                                         Shares          price             Shares         price             Shares          price
          --------------------------- -------------- -------------- --- -------------- ------------- --- -------------- ------------

          Outstanding at beginning
            of year                            -       $     -             165,000       $   .50            830,000        $    .90
          Granted                        165,000           .50             700,000          1.00            321,300            3.00
          Exercised                            -             -                   -             -            (75,000)           1.00
          Cancelled                            -             -             (35,000)        (1.00)          (180,000)            .90
          --------------------------- -------------- -------------- --- -------------- ------------- --- -------------- ------------
          Outstanding at end of year     165,000       $   .50             830,000       $   .90            896,300        $   1.63
          --------------------------- -------------- -------------- --- -------------- ------------- --- -------------- ------------
          Options exercisable at
            year-end                      13,750       $   .50             153,805       $   .78            492,466        $    .92
          --------------------------- -------------- -------------- --- -------------- ------------- --- -------------- ------------
          Weighted average fair
            value of options
            granted during the year                    $     -                           $     -                           $   1.12
          --------------------------- -------------- -------------- --- -------------- ------------- --- -------------- ------------

The following table summarizes information about stock options outstanding at December 31, 1999.

                                                     Options outstanding                                 Options exercisable
                                   ---------------------------------------------------------    ------------------------------------
                                         Number
                                     outstanding at   Weighted average                                Number
             Range of exercise        December 31,        remaining      Weighted average         exercisable at    Weighted average
                  prices                  1999        contractual life    exercise price        December 31, 1999    exercise price
          ------------------------ ------------------ ------------------ ------------------- -- ------------------- ----------------

          $.50 to $1.00                 600,000             3.81               $  .90              485,666                  $ .88
          $2.00 to $3.00                165,000             4.66                 2.46                    -                      -
          $3.01 to $4.00                131,300             4.66                 4.00                6,800                   4.00
          ------------------------ ------------------ ------------------ ------------------- -- ------------------- ----------------
                                        896,300             4.09               $ 1.63              492,466                  $ .92
          ------------------------ ------------------ ------------------ ------------------- -- ------------------- ----------------

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


                    Non-Plan Stock Options and Warrants

                    The Company has issued options and warrants to various employees, directors and other third parties that were not part of the Company's Option Plan. The following non-plan options and warrants were issued during 1999:

                    a) Warrants to purchase 300,000 shares of common stock of the Company at $2.46 per share were issued to a consultant in connection with services rendered for the development of the Company's proprietary software (see
                         Note 1). The warrants were valued at $355,004 and were capitalized as software development costs.

                    b) Options to purchase an aggregate of 750,000 shares of common stock of the Company at various prices between $2.91 and $10.00 per share were issued to two employees and a director of the Company.

                    c) Warrants to purchase an aggregate of 500,500 shares of common stock of the Company at $5.00 per share were issued in connection with a private offering
                         (see Note 3).

                    d) Warrants to purchase 1,000,000 shares of common stock at $.50 per share were issued in connection with a financial advisory and consulting agreement
                         (see Note 8(c)).

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------

10. Income Taxes    The use of the Predecessor's net operating loss ("NOL") is subject to annual limits due to the ownership change for the Mergers. In general, an ownership change occurs if, during any three-year test period, the aggregate of all increases in percentage ownership by stockholders is more than 50%.
                    Upon completion of the Mergers discussed in Note 2, such an ownership change occurred.

                    At December 31, 1999, after accounting for the estimated limitation of the Predecessor's NOL carryforward (approximately $100,000 per year over 15 years), the Company has a NOL aggregating approximately $9,300,000 to be used to offset future Federal income taxes. A deferred income tax asset for the Company's NOL has been completely offset by a valuation allowance due to the uncertainty of its realization.

11. Extraordinary   During 1997, the Company negotiated settlement of
    Item            certain trade payables assumed in the Merger with
                    Predecessor. Such payables which amounted to $193,501 were reduced to $67,725 resulting in a gain on debt forgiveness of $125,776. During 1998, additional trade payables amounting to $172,547 were forgiven resulting in a total gain on debt forgiveness since inception of $298,323.

12. Gain Resulting  During December 1998, management determined that certain
    from Reversal   predecessor liabilities assumed at the date of the Merger
    of Certain      with Predecessor were no longer owed. During the fourth
    Predecessor     quarter of 1998, accounts payable ($220,000), accrued
    Liabilities     expenses ($154,000) and advanced customer billings
                    ($436,140), which aggregated $810,140, were reversed and accounted for as other income in the accompanying statement of operations for the year ended December 31, 1998.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


13. Loss Per Share  The following table sets forth the computation of basic and diluted loss per share:

                                                       Period from
                                                       inception to    Year ended December 31,
                                                       December 31, --------------- ---------------
                                                          1997           1998            1999
                    -------------------------------- -------------- --------------- ---------------

                    Numerator:
                       Loss before extraordinary
                          item                          $(6,812,247)  $ (2,821,228)   $ (3,339,500)
                       Extraordinary item                   125,776)       172,547               -
                    -------------------------------- -------------- --------------- ---------------
                            Net loss, numerator
                               for basic loss per
                               share                     (6,686,471)    (2,648,681)     (3,339,500)
                       Effect of dilutive
                          securities:
                          Convertible debt                        -              -               -
                    -------------------------------- -------------- --------------- ---------------
                            Net loss, numerator
                               for diluted loss
                               per share                $(6,686,471)  $ (2,648,681)   $ (3,339,500)
                    -------------------------------- -------------- --------------- ---------------
                    Denominator:
                       Denominator for basic loss
                          per share - weighted
                          average common shares           9,336,569     17,170,288      17,377,808
                    -------------------------------- -------------- --------------- ---------------
                       Effect of dilutive
                          securities:
                          Convertible debt                        -              -               -
                          Stock options and
                            warrants                         33,343         79,724       1,206,749
                    -------------------------------- -------------- --------------- ---------------
                            Dilutive potential
                               common shares                 33,343         79,724       1,206,749
                    -------------------------------- -------------- --------------- ---------------
                       Denominator for diluted
                          loss per share -
                          adjusted weighted
                          average common shares
                          and assumed conversions         9,369,912     17,250,012      18,584,557
                    -------------------------------- -------------- --------------- ---------------
                    Basic loss per share                $       (.7)  $       (.15)   $       (.19)
                    -------------------------------- -------------- --------------- ---------------
                    Diluted loss per share - as
                      calculated                        $      (.71)  $       (.15)   $       (.18)
                    -------------------------------- -------------- --------------- ---------------
                    Diluted loss per share - as
                      disclosed due to
                      anti-dilutive effect of
                      stock options                     $      (.72)  $       (.15)   $       (.19)
                    -------------------------------- -------------- --------------- ---------------

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


                    For additional disclosure regarding stock options, warrants and convertible debt, see Notes 3, 7, 8 and 9, respectively.

                    Options to purchase 50,000 shares of common stock at $5 per share were outstanding during 1997 and 1998, and options to purchase 1,125,000 shares of common stock, at various prices, were outstanding during 1999. These shares were not included in the computation of diluted loss per share because the option exercise prices were greater than the fair value of common shares and, therefore, the effect would be anti-dilutive.

14. Supplemental    1)   Interest paid was approximately $1,600, $1,000 and $575
    Cash Flow            for the period ended December 31, 1997 and the years
    Information          ended December 31, 1998 and 1999, respectively.

                    2) Noncash investing and financing activities during the period ended December 31, 1997 were as follows:

                        (a) As discussed in Note 2, WAC exchanged all of the outstanding common and preferred stock of the Predecessor in exchange for 1,999,996 shares of WAC. Also, Academic exchanged all of their outstanding common and preferred stock for 910,000 shares of WAC and WAC was merged into Academic.

                        (b) The Company recognized a gain of $221,000 from forgiveness of debt to shareholders of Predecessor that was recorded as a capital contribution (see Note 7).

                        (c) The Company converted accounts payable of $250,000 into a note payable (see Note 7).

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


                    3) Noncash investing and financing activities during the year ended December 31, 1999 were as follows:

                        (a) During 1999, the Company issued 237,500 shares (valued at $950,000) with respect to a content supply agreement and incurred $125,000 in accounts payable related to such agreement that was paid in February 2000 (see Note 6).

                        (b) During 1999, the Company issued 300,000 warrants to purchase common stock in the Company as consideration for services rendered in connection with the development of the Company's proprietary software. The warrants were valued at $355,004.

You should only rely on the information
contained in this document or other
information that we refer you to.  We have
not authorized anyone to provide you with
any other information that is different.  You
should note that even though you received a            WORLDS.COM INC.
copy  of this prospectus, there may have been
changes in our affairs since the date of this
prospectus.  This prospectus does not
constitute an offer to sell securities in any        22,883,720 shares of
jurisdiction in which such offer or solicitation          common stock
is not authorized.




TABLE OF CONTENTS                                PAGE


Where You Can Find More Information.................
Prospectus Summary..................................            ------
Summary Historical Financial Information.............         Prospectus
Risk Factors........................................            ------
Special Note Regarding Forward-
  Looking Statements...............................
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................................
Business.............................................
Management.........................................
Security Ownership of Certain Beneficial
  Owners and Management..............................
Executive Compensation.............................
Certain Relationships and Related
  Transactions.....................................
Disclosure of Commission Position on
  Indemnification for Securities Act
  Liabilities......................................
Description of Securities............................
Selling Shareholders...............................
Plan of Distribution.................................
Legal Matters........................................
Experts............................................
Index to Financial Statements.....................F-1

                                                          ____________ __, 2001

               =====================                        ===============

                                     PART II


                     Information Not Required in Prospectus


Item 24.   Indemnification of Directors and Officers.

         Section 14A:3-5 of the New Jersey Business Corporation Act, as amended, authorizes the Registrant to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the Registrant if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Article VIII of the Registrant's Certificate of Incorporation and Article VI of the Registrant's By-Laws extend such indemnities to the fullest extent permitted by the New Jersey Business Corporation Act.

         The Registrant may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Registrant could not indemnify such persons.

Item 25.  Other Expenses of Issuance and Distribution

         The following statement sets forth the estimated expenses in connection with the offering described in the Registration Statement, all of which will be borne by the Registrant.



Securities and Exchange Commission..................       $    1,777.35(1)

Accountants' Fees...................................       $   15,000.00

Legal Fees..........................................       $   25,000.00

Printing and engraving..............................       $    8,000.00

Miscellaneous.......................................       $      685.38
                                                           -------------
TOTAL...............................................       $   50,000.00


(1)    $1,314.62 of this fee has been previously paid.

Item 26.    Recent Sales of Unregistered Securities

         Except as may be otherwise indicated, we relied upon Section 4(2) of the Securities Act as the basis for exemption from registration for all of the following transactions because the transactions did not involve public offerings.

         In December 1997, we consummated the mergers, as well as a private placement of our common stock raising gross proceeds of $4,385,000, by selling 4,385,000 shares. We netted proceeds of approximately $3,695,000 from this private placement. In January 1998, we received an additional $30,000, of which we netted approximately $26,500, and issued an additional 30,000 shares in this private placement. In June 1998, we closed on a secondary offering of $1,832,000 gross proceeds, of which we netted approximately $1,715,800 by selling 1,832,000 shares of our common stock at $1.00 per share.

         In June and August 1999, we consummated a private placement, selling an aggregate of 59 units. Each unit cost $60,000 and consisted of 15,000 shares of common stock and warrants to purchase 7,500 shares of common stock. We raised gross proceeds of $3,540,000 in this private placement, netting proceeds of approximately $3,264,000. We also issued 1-1/3 units to the placement agent and warrants to purchase 48,000 shares to broker-dealers in exchange for services rendered in connection with the private placement.

         In June and December 1999, we issued an aggregate of 187,500 shares of common stock to an internet service provider and 50,000 shares of common stock to a brokerage agent in exchange for services rendered in connection with an agreement with the internet service provider.

         Between September 1997 and July 2000, we issued options to purchase an aggregate of 1,964,350 shares of common stock at an average exercise price of $3.02 per share to employees, consultants and a director under our 1997 Incentive and Non-Qualified Stock Plan, as amended.

         Between May 1998 and September 2000, we also issued non-plan options and warrants to purchase an aggregate of 2,866,161 shares of common stock at an average exercise price of $3.97 per share to employees, directors, and consultants.

         On March 31, 2000, we consummated an agreement to sell an aggregate of 976,598 shares of common stock pursuant to Regulation S. The shares of common stock were sold by Hoodless Brennan & Partners, plc to ten non-U.S. principals at $3.52 per share, less a discount of 5%. The total offering price was $3,437,622 with net proceeds to us of $3,243,957, which includes approximately $21,000 in fees invoices after March 31, 2000. In connection with the offering, we issued a five-year Purchase Option to purchase an aggregate of 73,245 shares of common stock at $3.87 per share to Hoodless Brennan.

         On April 7, 2000, we entered into agreements with four investors to sell an aggregate of 142,045 shares of common stock pursuant to Section 4(2) of the Securities Act at $3.52 per share. As compensation for these subscriptions we paid another agent, International Capital Growth, Ltd., a commission of 7%. From the $500,000 total offering price, aggregate net proceeds to us from these sales were $465,000.

         In May 2000, we issued 32,000 shares of common to one of our employees in connection with an inventory purchase agreement.


         In January 2001, we consummated a private placement of units, each unit consisting of a $50,000 principal amount 6% convertible promissory note and a warrant to purchase 50,000 shares of our common stock. We sold 37.6 units at a per-unit price of $50,000 for aggregate proceeds of $1,880,000, of which $1,345,000 was paid in cash and $535,000 was paidi by converting of certain of our outstanding debt and other obligations. If the full amount of notes and warrants sold by us in the private placement are converted and exercised pursuant to their respective terms, we would be required to issue an additional 19,844,644 shares of our common stock.

Item 27.          Exhibits and Financial Statements Schedules.


                                                                         Incorporated
                                                                         By Reference
Exhibit                                                                      from             No. in
Number         Description                                                 Document          Document           Page
----------     -----------                                               --------------      --------           ----
     3.1       Certificate of Incorporation                                   A                 3.1
    3.1.1      Certificate of Amendment of the Certificate                    B                3.1.1
               of Incorporation
    3.1.2      Certificate of Merger                                          A                3.1.1
     3.2       By-Laws                                                        A                 3.2

    3.2.1      By-Laws - Restated as Amended                                  F                3.2.1
     4.1       Specimen common stock Certificate                              A                 4.1
     4.2       1997 Incentive and Non-Qualified Stock                         C                 4.1
               Option Plan, as amended

     4.3       Form of Employee Incentive/Non-Incentive                       C                 4.2
               Stock Option Agreement under the 1997
               Incentive and Non-Qualified Stock Option
               Plan
     4.4       Form of Consultant Non-Incentive Stock                         C                 4.3
               Option Agreement under the 1997 Incentive
               and Non-Qualified Stock Option Plan
     4.5       Form of Director Non-Incentive Stock Option                    C                 4.4
               Agreement under the 1997 Incentive and
               Non-Qualified Stock Option Plan
     4.6       Form of Community Leader Stock Option                          C                 4.5
               Agreement under the 1997 Incentive and
               Non-Qualified Stock Option Plan

     4.7       Form of Subscription Agreement used in                         D                 4.1
               January 2001 private placement
     4.8       Form of 6% convertible promissory note                         D                 4.2
               issued in January 2001 Private Placement
     4.9       Form of warrant issued in January 2001                         D                 4.3
               Private Placement

     4.10      Schedule of Option Grants under Benefit                        C                 4.9
               Plans

     5.1       Opinion of Graubard Mollen & Miller                            -                 5.1          Previously
                                                                                                               Filed

               Merger Agreement between Worlds                                 E                99
     10.1      Acquisition Corp. and Academic Computer
               Systems, Inc.

     10.2      Consulting Agreement between the                               B                10.2
               Registrant and SGC Advisory, Inc.
     23.1      Consent of BDO Seidman, LLP                                    -                  -             Filed
                                                                                                              Herewith

A        Registrant's Registration Statement No. 2-31876.
B        Registrant's Annual Report on Form 10-KSB filed on March 30, 2000.
C        Registrant's Registration Statement on Form S-8 (File No. 333-89937).

D        Registrant's Current Report on Form 8-K filed on January 19, 2001.
E        Registrant's Current Report on Form 8-K filed on December 18, 1997.
F Registrant's Post-Effective Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-10838)


Item 28.          Undertakings.
                  ------------

         The undersigned Registrant hereby undertakes:

(a)      (1)      To file, during any period in which it offers or sells
securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e)      "Insofar  as   indemnification   for  liabilities   arising  under  the
         Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable."

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this registration statement or amendment to be signed on its behalf by the undersigned, in the City of Old Greenwich, State of Connecticut the 5th day of February, 2001.


                                        WORLDS.COM INC.


                                        By: /s/ Thomas Kidrin
                                           ----------------------------------
                                              Thomas Kidrin, President

                                Power of Attorney

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven G. Chrust and Christopher J. Ryan, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, any and all amendments thereto (including post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act, this registration statement or amendment was signed by the following persons in the capacities and on the dates stated:



Signatures                    Title                                Date

 /s/ Thomas Kidrin            President and Chief            February 5, 2001
---------------------------   Executive Officer
Thomas Kidrin

 /s/ Steven G. Chrust         Chairman                       February 5, 2001
---------------------------
Steven G. Chrust

 /s/ Christopher J.  Ryan     Vice President - Finance and   February 5, 2001
 --------------------------   Principal Accounting and
Christopher J. Ryan           Financial Officer

 /s/ Kenneth A. Locker        Director                       February 5, 2001
---------------------------
Kenneth A. Locker

 /s/ William Harvey           Director                       February 5, 2001
---------------------------
William Harvey